Exhibit 4.1

Execution Version

SECOND AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

OF

TAILORED BRANDS, INC.

DATED AS OF

MARCH 29, 2024

i

SECOND AMENDED AND RESTATED TAILORED BRANDS, INC. STOCKHOLDERS

AGREEMENT

This Second Amended and Restated Stockholders Agreement (this “Agreement”) is made and entered into as of March 29, 2024 (the “Effective Date”), by and among Tailored Brands, Inc., a Delaware corporation (the “Corporation”), and SPCP Access Holdings, LLC, SPCP Institutional Group, LLC and SPCP Group, LLC, as holders of more than 50.1% of the Total As-Converted Shares (as defined in the First Amended and Restated Agreement (as defined below)) as of the Effective Date (together with all other parties to the First Amended and Restated Agreement and any other Person who hereafter becomes a party to this Agreement pursuant to the provisions hereof as a holder of shares of capital stock of the Corporation, each, a “Holder” and, collectively, the “Holders”). The Corporation and the Holders are referred to collectively herein as the “Parties.”

WHEREAS, on December 1, 2020, the Corporation and the Holders as of such date entered into the Stockholders Agreement (the “Original Agreement”);

WHEREAS, on April 6, 2021, the Corporation and the Holders as of such date amended and restated the Original Agreement, and entered into the Amended and Restated Stockholders Agreement (as amended by its first amendment, entered into on November 1, 2023, between the Corporation and Silver Point (as defined below), the “First Amended and Restated Agreement”);

WHEREAS, Silver Point holds more than 50.1% of the Total As-Converted Shares (as defined in the First Amended and Restated Agreement) as of the Effective Date and desires to consent to certain changes to the First Amended and Restated Agreement pursuant to and in accordance with Section 11(c)(i) of the First Amended and Restated Agreement and, for administrative convenience, to amend and restate the First Amended and Restated Agreement; and

WHEREAS, Schedule I attached hereto sets forth, as of the Effective Date, among other things, the (i) (A) aggregate number of issued and outstanding shares of Common Stock, (B) shares of Common Stock issuable under the Management Equity Incentive Plan and (C) shares of Preferred Stock, and (ii) Total Voting Power (each as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Ad Hoc Group” means collectively, CIFC, PGIM, MJX Asset Management, Nuveen Asset Management, LLC and Intermediate Capital Group (ICG).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Institutional Investor for which the primary investment advisor thereto is such Person or an Affiliate thereof); provided that for purposes of this Agreement, no Holder shall be deemed an Affiliate of the Corporation or any of its Subsidiaries.

“Affiliated Holders” means two or more Holders that are Affiliates.

“Agreement” has the meaning set forth in the Preamble.

“Approved Transferee” has the meaning set forth in Section 6(a).

“Arbour Lane” means Arbour Lane Capital Management, LP, solely on behalf of those certain funds and accounts it manages and/or advises that are Holders.

“Board” means the board of directors of the Corporation.

“Board Equity Incentive Plan” means an incentive equity plan for directors of the Corporation to be implemented by the Corporation and the Board following the date hereof and pursuant to which shares of Common Stock representing two and one-half percent (2.5%) of the Common Stock outstanding as of the Effective Date (calculated on a fully diluted basis, including the amount of Common Stock subject to the Equity Incentive Plans but excluding shares of Common Stock issuable upon conversion of the Preferred Stock) shall be issuable. For the avoidance of doubt, individuals who are directors eligible to participate in the Board Equity Incentive Plan are also eligible to participate in the Management Equity Incentive Plan to the extent such individuals have been appointed by the Board (with the written consent of the Holders representing a majority of the Total Voting Power at the time of such appointment) to also serve as employees or consultants of the Corporation.

“Business” means the omni-channel retail of menswear, including suits, formalwear and a broad selection of polished and business casual offerings, women’s career and casual apparel, and children’s apparel. When determined as of any date or time, the term “Business” shall include only those jurisdictions or markets where the Corporation then conducts, has conducted within the previous twelve (12) months or then currently intends in the following twelve (12) months to conduct, in each case, the Business.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“By-Laws” means the Third Amended and Restated By-Laws of the Corporation, dated as of March 29, 2024, as amended or otherwise modified from time to time.

“Certificate of Designations” has the meaning set forth in the definition of “Preferred Stock”.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Corporation, dated as of March 5, 2021, as amended or otherwise modified from time to time.

“Chosen Courts” has the meaning set forth in Section 12(f).

“CIFC” means CIFC Asset Management LLC on behalf of funds and accounts managed or advised by it that are Holders, collectively.

“Close of Business” means, as of any Business Day, 5:00 p.m. Eastern Time on such Business Day.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the single class of common stock of the Corporation, par value $0.001, authorized by the Certificate of Incorporation.

“Common Stock Issuable Upon Mandatory Conversion in a Direct Listing” means the shares of Common Stock to be issued upon a mandatory conversion of the Preferred Stock at the open of business on the first day of trading in connection with a Direct Listing.

“Common Stock Issuable Upon Mandatory Conversion in a Partial Sale Event” means the shares of Common Stock to be issued upon a mandatory conversion of the Preferred Stock immediately prior to the closing of the Partial Sale Event.

“Common Stock Issuable Upon Mandatory Conversion in an IPO” means the shares of Common Stock to be issued upon a mandatory conversion of the Preferred Stock immediately prior to the closing of the IPO.

“Company Sale” means (a) any merger, consolidation or other business combination of the Corporation or any of its Subsidiaries with or into any Person, which results in the stockholders of the Corporation immediately prior to such transaction owning less than fifty percent (50%) of the voting power of the voting securities of the Corporation or other entity resulting from such merger, consolidation or other business combination; (b) the Transfer of all or substantially all of the Corporation’s assets (determined on a consolidated basis with its Subsidiaries); or (c) the Transfer (other than a Transfer pursuant to clause (a) of this definition, a Public Offering and other than Transfers to Permitted Transferees) of all or substantially all of the voting power of, or economics associated with, the Common Stock, in each case of the immediately preceding clause (a), clause (b) and clause (c), in one transaction or a series of related transactions with a Person who is not a Related Party or a group of Related Parties; provided that any pledge, mortgage, hypothecation, grant of a security interest or other encumbrance on the assets of the Corporation and/or its Subsidiaries that is approved by the Board in connection with any bona fide loan from an independent third-party financial institution, bank or equipment lessor will not be a “Company Sale”.

“Competitor” means up to ten (10) direct competitors of the Corporation and its Subsidiaries and as set forth on Schedule II hereto (as may be updated in accordance with Section 12(d)), the primary business of which is substantially similar to the Business; provided that any Person that operates as a brokerage, insurance business, pension fund (or other benefit fund), investment fund, or investment banking, investment management, investment advisory, lobbying or publishing business shall not constitute a Competitor, whether or not such Person owns an interest in a Competitor.

“Competitor Schedule” has the meaning set forth in Section 12(d).

“Confidential Information” has the meaning set forth in Section 5(b)(i).

“control” means, including the terms “controlled by” and “under common control with”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or investment policies or decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Common Stock issued on March 5, 2024 upon conversion of the Convertible Notes.

“Convertible Notes” means the Corporation’s 6.0% Senior Secured Junior Lien Convertible PIK Notes due 2024 that were issued on March 5, 2021 pursuant to that certain Notes Purchase Agreement by and among the Corporation and the parties thereto, dated March 5, 2021, and matured and converted into Common Stock on March 5, 2024.

“Corporation” has the meaning set forth in the Preamble.

“D&O Indemnified Persons” has the meaning set forth in Section 12(w).

“Demand Eligible Holder” has the meaning set forth in Section 8(a)(i).

“Demand Eligible Holder Request” has the meaning set forth in Section 8(a)(i).

“Demand Notice” has the meaning set forth in Section 8(a)(i).

“Demand Registration” has the meaning set forth in Section 8(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 8(a)(i).

“Direct Listing” means the completion of the listing of the Corporation’s common equity securities for trading on a national securities exchange other than in connection with an IPO.

“Direct Listing Eligible Holders” has the meaning set forth in Section 8(c)(i)(B).

“Direct Listing Notice” has the meaning set forth in Section 8(c)(i)(B).

“Direct Listing Registration Statement” has the meaning set forth in Section 8(c)(i)(B).

“Disqualified Lender” has the meaning set forth in the Senior Term Credit Agreement.

“Drag-Along Notice” has the meaning set forth in Section 7(a)(ii).

“Drag-Along Sale” has the meaning set forth in Section 7(a)(i).

“Drag-Along Stockholder” has the meaning set forth in Section 7(a)(i).

“Dragging Stockholder” has the meaning set forth in Section 7(a)(i).

“Effective Date” has the meaning set forth in the Preamble.

“Effectiveness Period” has the meaning set forth in Section 8(a)(iii).

“Equity Incentive Plan” has the meaning set forth in Section 2(g).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Member” means, with respect to any natural Person, such Person’s parents, spouse (but not including a former spouse or a spouse from whom such Person is legally separated), common law partner and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person and such Person’s spouse (but not including a former spouse or a spouse from whom such Person is legally separated), common law partner or descendants (whether or not adopted).

“Financial Statements” has the meaning set forth in Section 5(a).

“FINRA” means the Financial Industry Regulatory Authority.

“First Amended and Restated Agreement” has the meaning set forth in the Recitals.

“First Offer Transfer” has the meaning set forth in Section 10(e).

“Form S-1 Shelf” has the meaning set forth in Section 8(b)(i).

“Form S-3 Shelf” has the meaning set forth in Section 8(b)(i).

“Group” means a “group” within the meaning of the regulations promulgated by the Commission under Section 13(d) of the Exchange Act.

“Holder” has the meaning set forth in the Preamble. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any outstanding shares of capital stock of the Corporation (whether Common Stock, Preferred Stock or otherwise), in accordance with this Agreement.

“Holder Reps” has the meaning set forth in Section 10(d).

“Holders of a Majority of Included Registrable Securities” means Holders of a majority of the Registrable Securities included in the applicable Registration Statement.

“ICG” means ICG Debt Advisors LLC – Manager Series and its Affiliates, collectively.

“Illiquid Securities” has the meaning set forth in Section 7(a)(iii).

“Indemnified Person” has the meaning set forth in Section 8(l)(i).

“Information Holder” has the meaning set forth in Section 5(a)(i).

“Initial BEIP Award Agreements” means the grant agreements under the Board Equity Incentive Plan with the four members of the Board who were elected on March 5, 2021.

“Institutional Investor” means any Person, other than an individual, that is (or is advised by a Person that is) engaged primarily in the business of forming, managing and operating private equity, mezzanine or venture capital funds, other investment funds or similar businesses or that is an investment company, pension plan or insurance company or similar financial institution, whether as a direct or indirect investor.

“IPO” means the Corporation’s first sale in an underwritten Public Offering of equity securities registered under the Securities Act.

“IPO Eligible Holders” has the meaning set forth in Section 8(c)(i)(A).

“IPO Maximum Offering Size” has the meaning set forth in Section 8(c)(iii).

“IPO Notice” has the meaning set forth in Section 8(c)(i)(A).

“IPO Registration” has the meaning set forth in Section 8(c)(i)(A).

“IPO Registration Statement” has the meaning set forth in Section 8(c)(i)(A).

“IPO Request” has the meaning set forth in Section 8(c)(i)(A).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433, relating to an offer of the Registrable Securities.

“Joinder” has the meaning set forth in Section 6(a).

“Junior Stock” means the Common Stock and any class or series of the Corporation’s capital stock established after March 29, 2024, the terms of which do not expressly provide that such class or series shall rank senior to, or equally with, the Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively) and distribution rights upon the Corporation’s liquidation, winding up or dissolution.

“Large Holder” means (i) a Holder who was an Affiliate (ignoring the proviso in the definition thereof) of the Corporation as of April 6, 2021, or (ii) as of a particular date of determination, any Holder that, together with its Affiliates, beneficially owns in the aggregate ten percent (10%) or more of the Total Voting Power as of such date.

“Liens” means any mortgages, deeds of trust, pledges, hypothecations, assignments, encumbrances, liens (statutory or otherwise) or preferences, priorities, rights or other security interests, restrictions on use or Transfers, or preferential arrangements of any kind of nature whatsoever.

“Losses” has the meaning set forth in Section 8(l)(i).

“Management Equity Incentive Plan” means an incentive equity plan for members of the Corporation’s officers and employees to be implemented by the Corporation and the Board following the date hereof and pursuant to which shares of Common Stock representing ten percent (10.0%) of the Common Stock outstanding as of the Effective Date (calculated on a fully diluted basis including the amount of Common Stock subject to the Equity Incentive Plans but excluding shares of Common Stock issuable upon conversion of the Preferred Stock) shall be issuable.

“Marketable Securities” means securities that are traded on an established U.S. or non-U.S. securities exchange, reported through the National Association of Securities Dealers Automated Quotation System or comparable non-U.S. established over-the-counter trading system or otherwise traded over the counter; provided that any such securities shall be deemed Marketable Securities only if they are freely tradeable.

“Minority Stockholders” means (i) members of the Ad Hoc Group and (ii) all other Holders other than (A) Silver Point, for so long as Silver Point holds greater than five percent (5)% of the outstanding Common Stock; provided, in the event Silver Point or the Corporation consummate a series of transactions then, for purposes of determining Silver Point’s relative equity holding at any time prior to the time all such transactions have been fully consummated, for purposes of determining whether Silver Point is then a “Minority Stockholder” for purposes of this clause (A), Silver Point’s equity holding shall be deemed equal to its equity holding as of immediately prior to the consummation of any such transactions in such series; (B) any Holder that holds greater than ten percent (10)% of the outstanding Common Stock and (C) if no Holder holds greater than ten percent (10)% of the outstanding Common Stock, the Holder holding the greatest number of shares of outstanding Common Stock.

“New Issuance Notice” has the meaning set forth in Section 9(a).

“New Securities” has the meaning set forth in Section 9(a).

“Non-Recourse Parties” has the meaning set forth in Section 12(n).

“Non-Underwritten Shelf Take-Down” has the meaning set forth in Section 8(b)(iv).

“Original Agreement” has the meaning set forth in the Recitals.

“Other Registrable Securities” means (a) the Common Stock, (b) the Preferred Stock, (c) any securities issued or issuable with respect to, on account of or in exchange for Common Stock, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (d) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a), (b) and (c) above, in each case, held by any other Person who has rights to participate in any offering of securities by the Corporation pursuant to a registration rights agreement or other similar arrangement with the Corporation or any direct or indirect parent of the Corporation relating to the Common Stock (which shall not include this Agreement).

“Other Tag Securities” has the meaning set forth in Section 7(b)(i).

“Partial Sale Event” means (a) any merger, consolidation or other business combination of the Corporation or any of its Subsidiaries with or into any Person, which results in the stockholders of the Corporation immediately prior to such transaction owning less than fifty percent (50%) of the voting power of the voting securities of the Corporation or other entity resulting from such merger, consolidation or other business combination; or (b) the Transfer of all or substantially all of the Corporation’s assets (determined on a consolidated basis with its Subsidiaries), in each case of the immediately preceding clause (a) and clause (b), (x) where fewer than one hundred percent (100%) of the voting power of the voting securities of the Corporation is being sold or exchanged for consideration in such Partial Sale Event, and (y) in one transaction or a series of related transactions with a Person who is not a Related Party or a group of Related Parties; provided, that any pledge, mortgage, hypothecation, grant of a security interest or other encumbrance on the assets of the Corporation and/or its Subsidiaries that is approved by the Board in connection with any bona fide loan from a financial institution, bank, investment fund or equipment lessor shall not constitute a Partial Sale Event.

“Parties” has the meaning set forth in the Preamble.

“Permitted Issuances” means the issuance of (a) options to purchase Common Stock or restricted stock which may be issued pursuant to any Equity Incentive Plan or any other equity plan, incentive plan or similar arrangement of the Corporation for the benefit of its directors, officers, employees, consultants and other similar Persons; (b) a stock split, stock dividend, reorganization or recapitalization or combination applicable to all shares of Common Stock on a pro rata basis; (c) equity securities issued upon exercise, conversion or exchange of any security or obligation of the Corporation or its Subsidiary, as applicable, either (i) issued on or prior to the Effective Date (including the Warrants and the Preferred Stock) or (ii) issued in accordance with the terms of this Agreement after the Effective Date; (d) equity securities issued to a third party in consideration of an acquisition, business combination or debt financing (whether pursuant to a stock purchase, asset purchase, merger or otherwise) approved by the Board, and, if applicable, the Holders, in accordance with the terms of this Agreement; (e) issuances to banks, equipment lessors or other financial institutions (including, for the avoidance of doubt, hedge funds), or to real property lessors, pursuant to a bona fide debt financing, equipment leasing or real property leasing transaction approved by the Board; (f) issuances approved by the Board and payable to a third party that is not a Related Party of the Corporation and its Subsidiaries as consideration for any other business relationship the primary purpose of which is not to raise capital, including for the acquisition or license of technology by the Corporation or its Subsidiaries, joint venture or development activities or the distribution, supply or manufacture of the Corporation’s or its Subsidiaries’ products and services; (g) issuances to the public pursuant to an effective Registration Statement; (h) solely with respect to issuances by a Subsidiary of the Corporation, issuances to the Corporation or any other wholly owned Subsidiary of the Corporation and (i) the Warrants (including any other securities issuable as a result of any amendment to the Warrant Agreement).

“Permitted Transferee” means, (a) with respect to any Holder that is a natural person, (i) any Family Member of such Holder and (ii) any Person wholly-owned and controlled by such Holder and his or her Family Members, and (b) with respect to any Holder other than the Holders contemplated by the immediately preceding clause (a), any Affiliate of such Holder (other than any “portfolio company”, as such term is commonly understood in the private equity industry).

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“PGIM” means, collectively, the Holders managed or advised by PGIM, Inc. (or an Affiliate thereof) through its PGIM Fixed Income division.

“Piggyback Eligible Holders” has the meaning set forth in Section 8(c)(ii).

“Piggyback Maximum Offering Size” has the meaning set forth in Section 8(c)(iv).

“Piggyback Notice” has the meaning set forth in Section 8(c)(ii).

“Piggyback Registration” has the meaning set forth in Section 8(c)(ii).

“Piggyback Registration Statement” has the meaning set forth in Section 8(c)(ii).

“Piggyback Request” has the meaning set forth in Section 8(c)(ii).

“Preemptive Rightholder” has the meaning set forth in Section 9(a).

“Preferred Stock” means the Series A Mandatory Convertible Preferred Stock, issued on March 29, 2024, pursuant to the Certificate of Designations of Series A Mandatory Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on March 29, 2024 (the “Certificate of Designations”). For the avoidance of doubt, the Preferred Stock is senior to the Junior Stock.

“Priority Common Stock Issuable Upon Mandatory Conversion in an IPO” means (a) sixty percent (60%) of the shares of Common Stock Issuable Upon Mandatory Conversion in an IPO to be issued to each holder of Preferred Stock and (b) any other shares of Common Stock Issuable Upon Mandatory Conversion in an IPO that a holder of Preferred Stock elects in writing to have treated as Priority Common Stock Issuable Upon Mandatory Conversion in an IPO.

“Priority Tag-Along Holder” has the meaning set forth in Section 7(b)(i).

“Priority Tag-Along Notice” has the meaning set forth in Section 7(b)(iii).

“Priority Tag-Along Period” has the meaning set forth in Section 7(b)(iii).

“Priority Tag-Along Sale” has the meaning set forth in Section 7(b)(i).

“Priority Tag-Along Seller” has the meaning set forth in Section 7(b)(iii).

“Priority Tag-Along Threshold” means the cumulative Transfer by Silver Point (other than to another Person constituting Silver Point) of (i) Common Stock held by Silver Point as of April 6, 2021, (ii) Conversion Shares or (iii) Other Tag Securities, representing, in aggregate, more than five percent (5%) of the Common Stock held by Silver Point as of April 6, 2021 and the Conversion Shares issued upon conversion of the Convertible Notes held by Silver Point as of April 6, 2021, as such percentage may be adjusted by the Board, in good faith, to take account of any stock split, combination or similar transaction involving the Common Stock.

“Proportionate Percentage” has the meaning set forth in Section 9(b)(i).

“Proposed Price” has the meaning set forth in Section 9(a).

“Proposed Transferee” has the meaning set forth in Section 7(b)(i).

“Prospectus” means the prospectus included in a Registration Statement, all amendments and supplements to the Prospectus, including post-effective amendments, all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and any Issuer Free Writing Prospectus.

“Public Offering” means any sale to the public pursuant to a public offering registered (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 is applicable) under the Securities Act.

“Registrable Securities” means Common Stock (including Common Stock issued upon conversion of Preferred Stock) held by the Holders or any transferee or assignee of any Holder (including Affiliates of the Holders) after giving effect to a Transfer made in compliance with this Agreement (including Section 6(a)), in each case, whether now held or hereafter acquired, all of which securities are subject to the rights provided herein until such rights terminate pursuant to the provisions of this Agreement. As to any particular Registrable Securities, such securities shall not be Registrable Securities when (a) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been Transferred by the Holder thereof pursuant to such effective Registration Statement, (b) such securities are Transferred pursuant to Rule 144, (c) such securities cease to be outstanding, or (d) such securities are held by a Holder who, together with its Affiliates, holds less than one percent (1%) of the outstanding shares of Common Stock (including Common Stock issued upon conversion of Preferred Stock) and in the hands of such Holder all such securities may be sold pursuant to Rule 144 without volume or manner of sale limitations.

“Registration Expenses” means: (a) all registration, qualification and filing fees and expenses (including fees and expenses (i) of the Commission or FINRA, (ii) incurred in connection with the listing of the Registrable Securities on the Trading Market, and (iii) in compliance with applicable state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities)); (b) printing expenses (including expenses of printing certificates for the Corporation’s shares and of printing prospectuses); (c) analyst or investor presentation or road show expenses of the Corporation and the underwriters, if any; (d) messenger, telephone and delivery expenses; (e) fees and disbursements of counsel (including any local counsel), auditors and accountants for the Corporation (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (f) the reasonable fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel) that are required to be retained in accordance with the rules and regulations of FINRA, but excluding, for the avoidance of doubt, underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities; (g) the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification; (h) fees and expenses of any special experts retained by the Corporation; (i) Securities Act liability insurance, if the Corporation so desires such insurance; (j) reasonable fees and disbursements of one counsel (along with any reasonably necessary local counsel) representing all Holders participating in such registration mutually agreed by Holders of a Majority of Included Registrable Securities participating in such registration; and (k) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.

“Registration Statement” means a registration statement of the Corporation filed with or to be filed with the Commission under the Securities Act and other applicable law, including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” has the meaning set forth in Section 4.

“Related Party Transaction” has the meaning set forth in Section 4.

“Representatives” of a Person means, as applicable, such Person’s partners, shareholders, members, directors, trustees, officers, employees, agents, counsel, accountants, consultants, investment advisers or other professionals or representatives, or its Affiliates or wholly owned Subsidiaries (together with any “Representatives” of such Affiliates and wholly owned Subsidiaries).

“ROFO Offer” has the meaning set forth in Section 10(b).

“ROFO Offer Notice” has the meaning set forth in Section 10(a).

“ROFO Period” has the meaning set forth in Section 10(c).

“ROFO Purchase Notice” has the meaning set forth in Section 10(c).

“ROFO Sale” has the meaning set forth in Section 10(d).

“ROFO Sale Price” has the meaning set forth in Section 10(a).

“ROFO Transferor” has the meaning set forth in Section 10(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 145” means Rule 145 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sale Notice” has the meaning set forth in Section 7(b)(ii).

“Seasoned Issuer” means an issuer eligible to use Form S-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405.

“Secondary Tag-Along Holder” has the meaning set forth in Section 7(c)(i).

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and related legal and other fees of a Holder not included within the definition of Registration Expenses.

“Selling Stockholder” has the meaning set forth in Section 7(b)(i).

“Senior Term Credit Agreement” means the Credit Agreement dated as of February 26, 2024 among the Corporation, New TMW LLC, as Parent, The Men’s Wearhouse, LLC, as the Borrower, the Holdco Guarantors (as defined in the Senior Term Credit Agreement), the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

“Shelf Holder” has the meaning set forth in Section 8(b)(ii).

“Shelf Registration” has the meaning set forth in Section 8(b)(i).

“Shelf Registration Statement” has the meaning set forth in Section 8(b)(i).

“Shelf Take-Down” has the meaning set forth in Section 8(b)(ii).

“Shelf Take-Down Notice” has the meaning set forth in Section 8(b)(iii).

“Silver Point” means Silver Point Capital, L.P. and its wholly-owned subsidiaries, collectively.

“Specified Issuance” has the meaning set forth in Section 9(c).

“Subject Purchaser” has the meaning set forth in Section 9(a).

“Subject Securities” has the meaning set forth in Section 10(a).

“Subsidiary” means, with respect to any Person, any other Person directly or indirectly controlled by such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

“Suspension Period” has the meaning set forth in Section 8(e).

“Third Party Transfer Commencement Date” has the meaning set forth in Section 10(e).

“Total As-Converted Shares” means, as of any date, the total number of shares of Common Stock issued and outstanding as of such date (for the avoidance of doubt, including the Conversion Shares); provided that with respect to any Person(s), Total As-Converted Shares shall refer to the portion of the Total As-Converted Shares held by such Person(s) and any reference to any percentage of Total As-Converted Shares in this Agreement shall exclude, from each of the numerator and the denominator used to determine such percentage, any Common Stock or other equity issued under any Equity Incentive Plan.

“Total Voting Power” means, as of any date, the sum of (a) the total number of shares of Common Stock issued and outstanding as of such date, including shares of Common Stock already issued on or prior to such date upon the conversion of the Preferred Stock (and, for the avoidance of doubt, without duplication of shares of Common Stock described in clause (b) of this definition), plus (b) the total number of shares of Common Stock issuable (but not yet issued) upon conversion of the Preferred Stock as calculated pursuant to Section 5.1 of the Certificate of Designations; provided that with respect to any Person(s), Total Voting Power shall refer to the portion of the Total Voting Power held by such Person(s) and any reference to any percentage of Total Voting Power in this Agreement shall exclude, from each of the numerator and the denominator used to determine such percentage, any Common Stock or other equity issued under any Equity Incentive Plan.

“Trading Market” means the principal national securities exchange in the United States on which Registrable Securities are (or are to be) listed.

“Transfer” means the acquisition or disposition, directly or indirectly, of the beneficial ownership of equity securities (including any securities convertible into, or exercisable or exchangeable for, equity securities) by any means, including (a) the creation or grant of any pledge (or other security interest), right or option with respect thereto, (b) the exercise of any such pledge, right or option, or (c) any sale, assignment, conveyance or other disposition. Notwithstanding the foregoing, the term “Transfer” shall not include any Transfers of any limited partnership or similar interest in an Institutional Investor which is not formed for the specific purpose of holding a direct or indirect interest in the Corporation.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 8(b)(iii).

“Voya” means Voya Alternative Asset Management LLC, Voya Investment Management Co. LLC and Voya Investment Trust Co. and their respective Affiliates, collectively.

“Warrant Agreement” means that certain Warrant Agreement, dated as of December 1, 2020, by and between the Corporation and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as warrant agent, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Warrants” means those warrants issued pursuant to the Warrant Agreement and on the terms and subject to the conditions thereof, entitling the holder thereunder, (i) to purchase, upon the exercise thereof, shares of Common Stock or (ii) to receive, under certain circumstances described in the Warrant Agreement, certain future payments.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405 and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also a Seasoned Issuer.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neutral forms; (b) references to Sections, Schedules, Exhibits, paragraphs and clauses refer to Sections, Schedules, Exhibits paragraphs and clauses of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall be deemed to refer to such law or statute as amended or supplemented from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (h) references to any Person include such Person and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (i) references to “days” are to calendar days unless otherwise indicated; (j) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (k) references to “writing” or “written” shall include electronic mail; (l) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars; and (m) all references to “outstanding” shares or other securities of any entity shall include only those shares or other securities issued and outstanding as of the particular date of reference and not subject to any vesting (or similar) condition and, for the avoidance of doubt, shall (i) not be calculated on a fully diluted basis unless expressly required to be so calculated and (ii) exclude any shares of Common Stock or other securities issued pursuant to any Equity Incentive Plan and subject to any restriction or condition on vesting or similar restriction or condition. Each Party acknowledges that it was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any Party because one is deemed to be the author thereof. All shares of Common Stock, all shares of Preferred Stock, other shares of capital stock and any other securities convertible into, or exercisable or exchange for shares of capital stock, held by a Holder shall be aggregated with all such other securities held by each Affiliate of such Holder for purposes of determining the aggregate number or percentage of any such securities held by any such Holder for purposes of this Agreement, and within any group of Holders that are Affiliates, the members of such group of Affiliates may allocate the ability to exercise any rights of such group of Holders that are Affiliates in any manner that such group of Holders that are Affiliates (by approval of holders of a majority of voting power of Common Stock, Preferred Stock and other voting securities of the Corporation held by such group) sees fit, subject to the other terms and conditions of this Agreement.

2. Board of Directors.

(a) Composition and Size. Effective as of immediately following April 6, 2021, the number of seats on the Board shall be five (5) directors, one of which shall be reserved for the Chief Executive Officer of the Corporation. Thereafter, the number of directors on the Board and the members of the Board shall be determined by the holders of Common Stock and Preferred Stock in accordance with the Certificate of Incorporation and By-Laws.

(b) Removal of Directors. Notwithstanding anything to the contrary in the By-Laws, any director may be removed from office, either with or without cause, by an affirmative vote of the Holders holding a majority of the Total Voting Power.

(c) Vacancies on the Board. Notwithstanding anything to the contrary in the By-Laws, any vacancy on the Board resulting from the death, designation, removal or otherwise of a director shall be filled (i) first, by an affirmative vote of the Holders holding a majority of the Total Voting Power and (ii) second, if the Holders holding a majority of the Total Voting Power decline or otherwise fail to fill such vacancy within ten (10) Business Days of such vacancy, by an affirmative vote of a majority of the remaining directors on the Board.

(d) Reimbursement. Each director of the Board shall be entitled to reimbursement from the Corporation for his or her reasonable and documented out-of-pocket expenses (including travel) incurred in attending any meeting of the Board or any committee thereof, pursuant to the Corporation’s applicable policies.

(e) Board Observer. As of the Effective Date, no Holder shall be entitled to designate any individual to attend meetings of the Board (or any committee thereto) as an observer. Following the Effective Date, upon the affirmative vote of Holders representing a majority of the then Total Voting Power, in consultation with the Board, each of Silver Point and Arbour Lane shall have the right to designate one (1) individual each to attend meetings of the Board and any committee thereto in a non-voting capacity. Any observer so appointed shall be subject to customary exceptions related to conflicts of interest and preserving attorney-client privilege, and shall be entitled to reasonable expense reimbursement. All information provided to any observer shall be treated as Confidential Information in accordance with Section 5(b) and, if requested by the Corporation, any observer shall execute and deliver to the Corporation a customary confidentiality agreement in such form as the Board may reasonably require, as a condition to being provided any rights as an observer hereunder. The rights of Silver Point and Arbour Lane pursuant to this Section 2(e) are personal to them and may not be assigned or otherwise Transferred to any other Person.

(f) Board Committees. The Board may create committees that are permitted to act in any manner only to the extent authorized by the Board and permitted by applicable law. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g) Equity Incentive Plan. Subject to the terms of Section 3(b), following the Effective Date, the Board shall in good faith determine the structure and terms of and otherwise cause the Corporation to establish the Management Equity Incentive Plan and thereafter administer the Management Equity Incentive Plan and Board Equity Incentive Plan (together, the “Equity Incentive Plans” and each an “Equity Incentive Plan”), and may designate any director or senior executive officer of the Corporation to assist the Board in the administration of the Equity Incentive Plans, and the Board (or committee designated by the Board) may grant authority to such Persons to execute any documents evidencing grants awarded under the Equity Incentive Plan or other documents entered into under the Equity Incentive Plans on behalf of the Corporation.

3. Majority Holder Consent Matters. Notwithstanding anything contained herein to the contrary (but without prejudice to any other approval or consent that may be required pursuant to this Agreement), so long as shares of Common Stock and Preferred Stock representing a majority of the Total Voting Power are held by no more than two Holders, the Corporation shall not, and shall cause its Subsidiaries not to, take or approve any of the following actions or permit any of the following occurrences without the prior written consent of Holders representing a majority of the then Total Voting Power:

(a) any increase or decrease in the compensation of the Board, excluding any changes in the value or implied value of grants made under and pursuant to the terms of the Board Equity Incentive Plan or any Initial BEIP Award Agreement (or form thereof);

(b) the terms and conditions of any Equity Incentive Plan or the adoption of any other kind of incentive plan, the terms thereof, the issuance of any grants or awards thereunder and any amendment, supplement or waiver thereof;

(c) (i) commencement of a process to pursue a Company Sale (and, if process is so consented to, the Corporation shall provide such Holder(s) notice (including the material terms of) any inbound offers received in such process, subject to exclusion or redaction if the Board determines, in good faith, that such exclusion or redaction is reasonably necessary to preserve attorney-client privilege, as the result of a conflict of interest, or in accordance with the Board’s fiduciary duties) or (ii) entry into any definitive agreement pursuant to the terms of which a Company Sale would be consummated;

(d) appoint or designate an individual to serve as the Chief Executive Officer of the Corporation or any of its Subsidiaries; and

(e) conduct an IPO or effect a Direct Listing.

4. Related Party Transactions. The Board shall take reasonable steps to cause the Corporation to enact controls so that the Corporation does not, and does not permit any of its Subsidiaries to, other than on terms no less favorable to the Corporation and its Subsidiaries, in the aggregate, than would reasonably be expected to be obtained in a transaction with a Person who is not a Related Party and negotiated on an arms’ length basis, enter into any agreement or transaction (or amendment, modification or waiver thereto), with any Person who is (a) a Holder, or director or officer of the Corporation or any of its Subsidiaries (it being understood that if a Company Sale contemplates an equity rollover or reinvestment of transaction proceeds by the Holders or other beneficial owners of the Corporation such fact, in and of itself, shall not result in such acquiror(s) being deemed a “Related Party”), (b) an entity in which one or more Holders, or directors or officers of the Corporation or any of its Subsidiaries, own collectively, directly or indirectly, five percent (5%) or more of the outstanding equity securities of such entity or (c) an “affiliate”, “associate” or member of the “immediate family” (as such terms are respectively defined in Rule 12b-2 and 16a-1 of the Exchange Act) of any Person described in the immediately preceding clause (a) or clause (b) (collectively, a “Related Party”), in each case, without the affirmative vote of a majority of the disinterested directors (excluding, for this purpose, any director who is, or is a Related Party of, the Person with whom the Corporation or any of its Subsidiaries is proposing to enter into the relevant agreement or transaction (or amendment, modification or waiver thereto)) (each, a “Related Party Transaction”). Notwithstanding the foregoing provisions of this Section 4 to the contrary, any issuance of equity securities to the Preemptive Rightholders pursuant to the pre-emptive rights described in Section 9 below shall not be deemed a Related Party Transaction; provided that approval by a majority of disinterested directors of a Related Party Transaction in accordance with the terms of this Section 4 shall be deemed to be conclusive evidence (and, for the avoidance of doubt, binding on the Corporation and each Holder) that such Related Party Transaction is on terms no less favorable to the Corporation and its Subsidiaries, in the aggregate, than would reasonably be expected to be obtained in a transaction with a Person who is not a Related Party and negotiated on an arms’ length basis.

5. Information Rights.

(a) Financial Statements; Earnings Calls.

(i) Until, in the case of an IPO, the closing or, in the case of a Direct Listing, the first day of trading, the Corporation will furnish to each Holder that holds, as of the applicable date of distribution, at least (A) one percent (1%) of the Total Voting Power or (B) fifty percent (50%) of the Total As-Converted Shares held by such Holder as of April 6, 2021 (each such Holder, an “Information Holder”): (x) within forty-five (45) days following the conclusion of each of the Corporation’s fiscal quarters ending after the date hereof (other than any such fiscal quarter ending at the end of the Corporation’s fiscal year), quarterly unaudited consolidated financial statements of the Corporation; (y) within ninety (90) days after the end of each fiscal year, annual audited consolidated financial statements of the Corporation (the documents described by the foregoing clauses (x) and (y), collectively, the “Financial Statements”); and (z) within thirty (30) days following the conclusion of each fiscal month, a report of the comparative same store sales data by banner by channel.

(ii) The Corporation will schedule a telephonic conference with the Representatives of the Information Holders to be held within ten (10) Business Days following the date of delivery of any such Financial Statements to discuss the Corporation’s business, financial condition, financial performance, prospects, liquidity and capital resources.

(iii) Any Information Holder entitled to receive any of the foregoing financial information may elect to not receive such information, for any reason or no reason, by notifying the Corporation in writing. Notwithstanding anything to the contrary herein, no Information Holder will be furnished with or otherwise entitled to receive any of the foregoing financial information (including participation in telephonic conferences) and shall not be permitted to share with any bona fide potential transferees described in Section 5(b)(i)(C) if such Information Holder or potential transferee, at the time such information is to be distributed or call is to take place, is a Competitor or Disqualified Lender.

(iv) The Board may condition its obligation to provide any information, or otherwise permit any Information Holder (or any of its Representatives) to join or otherwise participate in any telephonic conference (including as contemplated by this Section 5(a)), on such Information Holder first delivering a certification to the Corporation (in form and substance reasonably acceptable to the Corporation) confirming that such Information Holder is not a Competitor or Disqualified Lender.

(b) Confidentiality.

(i) Each Holder acknowledges that any notice or information furnished, including verbally, pursuant to this Agreement (the “Confidential Information”) is confidential and competitively sensitive. Each Holder shall use, and shall cause any Person to whom Confidential Information is disclosed by or on behalf of such Holder pursuant to clause (A) immediately below to use, the Confidential Information only in connection with its investment in the shares of Common Stock, the shares of Preferred Stock or other securities of the Corporation. Each Holder shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(A) to the Holder’s Representatives in the normal course of the performance of their duties for such Holder (it being understood that such Representatives shall be informed by the Holder of the confidential nature of such information and shall be directed to treat such information in accordance with this Section 5(b));

(B) to the extent requested or required by applicable law, rule or regulation; provided that the Holder shall give the Corporation prompt written notice of such request(s) (including if received by a Representative), to the extent permitted by applicable law, so that the Corporation may, at its sole expense, seek an appropriate protective order or similar relief (and the Holder or such Representative shall cooperate with such efforts by the Corporation, and shall in any event make only the minimum disclosure required by such applicable law, rule or regulation and shall use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information);

(C) to any Person to whom the Holder is contemplating a bona fide Transfer of its shares of Common Stock, its shares of Preferred Stock or other equity securities of the Corporation permitted in accordance with the terms hereof; provided that such Person is not prohibited from receiving such information pursuant to this Section 5 and, prior to such disclosure, such potential transferee is advised of the confidential nature of such information and executes a non-disclosure agreement in customary form (and otherwise containing confidentiality obligations no less restrictive than those contemplated by this Section 5(b)) which agreement is independently enforceable by the Corporation;

(D) to any governmental, regulatory or self-regulatory authority or rating agency to which the Holder or any of its Affiliates is subject or with which it has regular dealings in connection with any routine request of or any routine examination by such authority or agency, as long as such authority or agency is advised of the confidential nature of such information;

(E) in connection with the Holder’s or the Holder’s Affiliates’ normal fund raising, marketing, informational or reporting activities or to any bona fide prospective purchaser of the equity or assets of the Holder or the Holder’s Affiliates, or prospective merger partner of the Holder or the Holder’s Affiliates; provided that prior to such disclosure the Persons to whom such information is disclosed are advised of the confidential nature of such information and execute and deliver a non-disclosure agreement in customary form (and otherwise containing confidentiality obligations no less restrictive than those contemplated by this Section 5(b)) or such Person is otherwise bound by a legal or similar duty of confidentiality in respect of such information;

(F) as may be expressly contemplated and permitted by the Warrant Agreement; or

(G) if the prior written consent of the Corporation shall have been obtained.

(ii) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Corporation or any Holder. The restrictions contained in this Section 5(b) shall terminate, with respect to any Holder, twenty-four (24) months following the date on which such Holder ceases to own any shares of Common Stock, shares of Preferred Stock or any other shares of capital stock or securities of the Corporation.

(iii) Confidential Information, with respect to any Holder, does not include information that: (A) is or becomes generally available to the public (including as a result of any information filed or submitted by the Corporation with the Commission) other than as a result of a disclosure by such Holder or its Representatives in violation of any confidentiality provision of this Agreement or any other applicable agreement; (B) is or was available to such Holder or its Representatives on a non-confidential basis prior to its disclosure to such Holder or its Representatives by the Corporation; or (C) was or becomes available to such Holder or its Representatives on a non-confidential basis, in each case of (B) and (C), from a source other than the Corporation, which source is or was (at the time of receipt of the relevant information) not, to the best of such Holder’s or its Representatives’ knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Corporation or another Person.

6. Transfer Restrictions.

(a) Requirements for Transfer. Each Holder agrees that it shall not Transfer any of its shares of Common Stock, except (i) in compliance with the Securities Act, (ii) in compliance with any other applicable securities or “blue sky” laws, (iii) in accordance with the terms and conditions of the By-Laws, the Certificate of Incorporation and this Agreement (it being understood and agreed that in the event any proposed Transfer is permitted by the terms of this Agreement, but not by the By-Laws or the Certificate of Incorporation, that the Corporation and Holders shall take all action reasonably requested by any Holder to amend or restate the By-Laws and Certificate of Incorporation so that such Transfer may be consummated) and (iv) to a Permitted Transferee of such Holder or to a third party transferee who is not an Affiliate of such Holder which, unless otherwise approved by the Board, as of the expected date of such Transfer, is neither a Competitor nor a Disqualified Lender (it being understood that the Corporation may require such transferee to deliver a certificate to such effect to the Corporation (in form and substance reasonably satisfactory to the Corporation) as a condition precedent to the consummation of such Transfer). Notwithstanding the immediately preceding sentence to the contrary, no such direct Transfer of shares of Common Stock or any other equity securities of the Corporation may be consummated unless, prior to the consummation thereof, the transferee executes and delivers to the Corporation a Joinder Agreement in substantially the form attached hereto as Exhibit A (a “Joinder”) in the event such transferee is not already a Holder and a party to this Agreement (the transferee of any such Transfer contemplated by this sentence and the immediately preceding sentence, being an “Approved Transferee”); provided, however, that Transfers pursuant to a Drag-Along Sale in accordance with Section 7(a) hereof shall not be subject to the restrictions in the foregoing clause (iv). The Corporation shall update its books and records from time to time to reflect (1) any additional Holders that are Approved Transferees or new Holders that become party hereto in accordance with this Agreement’s terms, (2) the removal of any Persons who are no longer Holders and (3) any changes in any Holder’s address that are notified in accordance with Section 12(d). In no event may any Transfer be made if such Transfer would be reasonably likely to result in the Corporation becoming subject to the reporting requirements set forth in Section 12(g) of the Exchange Act, as shall be determined by the Board in good faith. Any attempt to Transfer any shares of Common Stock or any other equity securities of the Corporation not in compliance with this Agreement shall be null and void ab initio, and the Corporation shall not give any effect in the Corporation’s stock or notes ledger to such attempted Transfer. Nothing in this Section 6(a) shall limit any restrictions on Transfer contained in any other provision of this Agreement or any other contract by and among the Corporation and any of the Holders, or by and among any of the Holders. Provisions related to the transfers of the Preferred Stock are governed by the Certificate of Designations.

(b) New Issuances. No shares of capital stock (including any shares of Common Stock or Preferred Stock) shall be issued to any Person who is not a party to this Agreement (including upon the exercise of any options or other shares of capital stock issued to any director, officer, employee or other service provider of the Corporation or any of its Subsidiaries under any employee benefit plan (including under the Equity Incentive Plans)) unless and until such Person shall have executed and delivered to the Corporation a Joinder.

(c) Restrictive Legend.

(i) Any certificates representing the Common Stock (if any) will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF MARCH 29, 2024, AS IT MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE CORPORATION AND CERTAIN OF THE CORPORATION’S EQUITYHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) The Corporation reserves the right to require certification, legal opinions or other evidence of compliance with the Securities Act and all other applicable securities and “blue sky” laws (including Rule 144) as a condition to the removal of such legend or to any resale of the Common Stock, and also reserves the right to stop the transfer of any Common Stock if such transfer is not, in the Corporation’s judgment, in compliance with Rule 144 or pursuant to another available exemption from the registration requirements of applicable securities laws, or if such Transfer would otherwise would not otherwise be in compliance with the Securities Act and all other applicable securities and “blue sky” laws. All Persons who receive Common Stock will be required to acknowledge and agree that (A) they will not offer, sell or otherwise transfer any Common Stock except in accordance with an exemption from registration, including under Rule 144 under the Securities Act, if and when available and (B) the Common Stock will be subject to the other restrictions described above.

7. Drag-Along Rights and Tag-Along Rights.

(a) Drag-Along Rights.

(i) If at any time one or more Holders who together own a majority of the Total As-Converted Shares (the “Dragging Stockholder”), receives a bona fide offer from a third Person who is not an Affiliate of the Corporation or any Dragging Stockholder to consummate, in one transaction, or a series of related transactions, a Company Sale, whether pursuant to a stock purchase, asset purchase, merger or otherwise (a “Drag-Along Sale”), the Dragging Stockholder shall have the right to require that each other Holder (each, a “Drag-Along Stockholder”) participate in such Company Sale in the manner set forth in this Section 7(a); provided, however, that such right shall be conditioned on all Drag-Along Stockholders (other than any rollover opportunity for any Drag-Along Stockholder who is an officer, employee or consultant of the Corporation or its Subsidiaries) being entitled to sell or Transfer one hundred percent (100%) of their Total As-Converted Shares. Notwithstanding anything to the contrary in this Agreement, each Drag-Along Stockholder shall vote (or cause to be voted or provide consent with respect to) in favor of the Drag-Along Sale and take all actions to waive any dissenters, appraisal or other similar rights arising or that may arise in connection therewith.

(ii) The Dragging Stockholder shall exercise its rights pursuant to this Section 7(a) by delivering a written notice (the “Drag-Along Notice”) to the Corporation no later than twenty (20) days prior to the closing date of such Drag-Along Sale, and in turn the Corporation will promptly deliver a copy of the Drag-Along Notice to each Drag-Along Stockholder. The Drag-Along Notice shall make reference to the Dragging Stockholder’s rights and obligations hereunder and shall describe in reasonable detail: (A) the number of outstanding shares of capital stock of the Corporation to be sold (including, if applicable, by the Dragging Stockholder), if the Drag-Along Sale is structured as a Transfer of capital stock of the Corporation; (B) the identity of the purchaser; (C) the proposed date of the closing of the Drag-Along Sale; (D) the expected per share purchase price (based on information available as of the date the Drag-Along Notice is delivered) and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in reasonable detail to permit the valuation thereof; and (E) a copy of any form of agreement proposed to be executed by the Holders in connection with the Drag-Along Sale to the extent available; provided that any failure of the Dragging Stockholder to deliver a Drag-Along Notice in compliance with this Section 7(a)(ii) shall not relieve any Drag-Along Stockholder of its obligation to consummate a Drag-Along Sale otherwise in compliance with this Section 7(a)(ii).

(iii) Other than in respect of any rollover opportunity for any Drag-Along Stockholder who is an officer, employee or consultant of the Corporation or its Subsidiaries, the consideration to be received by a Drag-Along Stockholder shall be in the same form and the same amount of consideration per share to be received, if applicable, by the Dragging Stockholder (or, if the Dragging Stockholder is given an option as to the form and amount of consideration to be received, the same option shall be given), and the terms and conditions of such Transfer shall be the same as those upon which the Dragging Stockholder Transfers its shares; provided, however, that (x) in the event a Drag-Along Stockholder is a “Collateralized Loan Obligation” (as such term is generally understood in the securities industry), (y) the consideration to be received by the Drag-Along Stockholders in such Drag-Along Sale includes securities that are not Marketable Securities (“Illiquid Securities”), and (z) such Drag-Along Stockholder delivers written notice (together with reasonable supporting detail) to the Board, within ten (10) days of its receipt of the Drag-Along Notice, that such Drag-Along Stockholder is not permitted by its governing documents to hold or invest in such Illiquid Securities (it being understood that, if the Board determines in good faith, that any change or other modification in such Drag-Along Stockholder’s governing documents was made in connection with, or anticipation of, a Drag-Along Sale, then such Drag-Along Stockholder shall be deemed to not satisfy this clause (z)), then, in lieu of the Illiquid Securities that such Drag-Along Stockholder would otherwise have received in such Drag-Along Sale, such Drag-Along Stockholder shall receive cash, cash equivalents or Marketable Securities with a fair market value (as determined by the Board in its good-faith discretion) equal to the fair market value (as determined by the Board in its good-faith discretion) of such Illiquid Securities (and, in such instance, and notwithstanding any other provision of this Section 7(a) to the contrary, the Board shall have the right, but not the obligation, to equitably adjust the relative form of consideration received by the other Drag-Along Stockholders and the Dragging Stockholder in such Drag-Along Sale (on a pro rata basis) to implement such equitable re-adjustment of the form of consideration received by such Drag-Along Stockholders and the Dragging Stockholder). Any (A) representations and warranties to be made or provided by a Drag-Along Stockholder in connection with such Drag-Along Sale shall be several and not joint and shall be limited to representations and warranties related to such Drag-Along Stockholder’s authority, ownership and the ability to convey title to its shares and (B) Drag-Along Stockholder will not be required to agree to any non-competition, non-solicitation or similar restrictions in connection with such Drag-Along Sale; provided that the Dragging Stockholder may require that any Drag-Along Stockholder who is an officer, employee or consultant of the Corporation or its Subsidiaries agree, without any additional consideration, to any such restrictive covenants as such Dragging Stockholder deems reasonably prudent in connection with the Drag-Along Sale, and (C) covenants, indemnities and agreements made by the Drag-Along Stockholders, other than as expressly contemplated in the proviso in the immediately preceding clause (B), shall be the same covenants, indemnities and agreements as the Dragging Stockholder makes or provides in connection with the Drag-Along Sale (or the Board otherwise determines all Drag-Along Stockholders shall make); provided that any indemnification obligation relating to the Corporation shall be pro rata based on the relative consideration received by the Dragging Stockholder (if any) and each Drag-Along Stockholder, in each case in an amount not to exceed (other than in the case of actual fraud by such Drag-Along Stockholder) the aggregate proceeds actually received by such Holder in connection with the Drag-Along Sale. For the avoidance of doubt, the Dragging Stockholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Drag-Along Sale pursuant to this Section 7(a) and shall have no liability to the Corporation or any other Holder for any such decision or action.

(iv) Each Holder shall take all actions as may be reasonably necessary and otherwise requested by the Dragging Stockholder to consummate the Drag-Along Sale, including entering into customary agreements and delivering certificates, documents and instruments, in each case consistent with the agreements being entered into and the certificates, documents and instruments being delivered by the Dragging Stockholder and subject to the terms of this Section 7(a).

(v) The out-of-pocket fees and expenses of the Dragging Stockholder incurred in connection with a Drag-Along Sale and for the benefit of all Holders (as determined in good faith by the Board, excluding any director appointed or nominated by any Dragging Stockholder or its Affiliates (it being understood that costs incurred by or on behalf of a Dragging Stockholder for its sole benefit will not be considered to be for the benefit of all Holders)), to the extent not paid or reimbursed by the Corporation or the third party purchaser, shall be shared by all the Holders on a pro rata basis, based on the aggregate consideration received by each Holder; provided that no Holder shall be obligated to make or reimburse any such fees or expenses prior to the consummation of the Drag-Along Sale.

(vi) The Dragging Stockholder shall have one hundred and twenty (120) days following the date of the Drag-Along Notice in which to consummate the Drag-Along Sale, on the terms set forth in the Drag-Along Notice (which period may be extended for a reasonable time not to exceed an additional one hundred and eighty (180) days to the extent reasonably necessary to obtain any required government approvals). If, at the end of such period, the Drag-Along Sale has not been completed, the Drag-Along Sale may not then be effected without first complying with all of the provisions of this Section 7(a).

(b) Priority Tag-Along Rights.

(i) If at any time Silver Point or any other Affiliate of Silver Point that is a Holder (the “Selling Stockholder(s)”) wishes to Transfer, whether directly or indirectly and whether in one or a series of transactions (when taken together with all other Transfers by Silver Point), all or any portion of its Common Stock or any other equity securities that are pari passu with or junior to the Common Stock that would cause the Priority Tag-Along Threshold to be exceeded (“Other Tag Securities”, it being understood and agreed that in any such Transfer in which the Priority Tag-Along Threshold would be exceeded, all such shares of Common Stock and Other Tag Securities shall be subject to the tag-along rights contemplated by this Section 7(b)) to any Person other than a Permitted Transferee (a “Proposed Transferee”), and Silver Point cannot or has not elected to exercise its drag-along rights set forth in Section 7(a), each Minority Stockholder (other than Silver Point and Arbour Lane) as of such date (each, a “Priority Tag-Along Holder”) shall be permitted to participate in such Transfer (a “Priority Tag-Along Sale”) on the terms and conditions set forth in this Section 7(b).

(ii) Prior to the consummation of any such Transfer described in Section 7(b)(i), the Selling Stockholder(s) shall deliver to the Corporation and each Priority Tag-Along Holder a written notice (a “Sale Notice”) of any proposed Priority Tag-Along Sale no later than ten (10) Business Days prior to the closing date of such Priority Tag-Along Sale. The Sale Notice shall make reference to the Priority Tag-Along Holders’ rights hereunder and shall describe in reasonable detail: (A) the aggregate number of shares of capital stock of the Corporation and/or Other Tag Securities the Proposed Transferee has offered to purchase; (B) the identity of the Proposed Transferee; (C) the proposed date of the closing of the Priority Tag-Along Sale; (D) the expected per share (or note) purchase price (based on information available as of the date the Sale Notice is delivered and, in the event the Selling Stockholders have proposed a Priority Tag-Along Sale that includes an indirect Transfer of Common Stock or Other Tag Securities, the Selling Stockholder’s good faith determination of the per share (or note) purchase price of the capital stock, notes, or other equity securities of the Corporation determined on a “look-through” basis (as if the applicable Transfer was a direct Transfer)), together with reasonable supporting details for such calculation, and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in reasonable detail to permit the valuation thereof; and (E) a copy of any form of agreement proposed to be executed by the Holders in connection therewith to the extent available; provided any failure of the Selling Stockholder(s) to deliver a Sale Notice in compliance with this Section 7(b)(ii) shall not relieve any Priority Tag-Along Holder, whose Priority Tag-Along Notice has been accepted in accordance with Section 7(b)(iii), of its obligation to consummate a Priority Tag-Along Sale otherwise in compliance with this Section 7(b)(ii), as long as such Sale Notice is in substantial compliance with this Section 7(b)(ii).

(iii) Each Priority Tag-Along Holder may exercise its right to participate in a Priority Tag-Along Sale by delivering to the Selling Stockholder(s) and the Corporation a written notice (a “Priority Tag-Along Notice”), irrevocably stating its election to do so and specifying the number of shares of capital stock of the Corporation to be Transferred by it no later than ten (10) Business Days following the delivery of the Sale Notice (the “Priority Tag-Along Period”). Each Priority Tag-Along Holder that timely delivers a Priority Tag-Along Notice (a “Priority Tag-Along Seller”) shall have the right to Transfer in such Priority Tag-Along Sale, subject to the terms and conditions of this Section 7(b) and in priority to any Transfer by the Selling Stockholder(s), up to a number of outstanding shares of capital stock, notes, or other equity securities, as applicable, of the Corporation equal to the product of (x) the aggregate number of such securities proposed to be Transferred by the Selling Stockholders times (y) a fraction (A) the numerator of which is equal to the number of such securities owned by the Priority Tag-Along Seller, and (B) the denominator of which is equal to the number of outstanding shares of Common Stock and Other Tag Securities owned by all Priority Tag-Along Sellers.

(iv) The acceptance by a Priority Tag-Along Holder of the offer set forth in a Priority Tag-Along Notice shall be irrevocable, and such Priority Tag-Along Holder shall be bound and obligated, to Transfer in the proposed Transfer on the terms and conditions set forth in this Section 7(b). Each Priority Tag-Along Holder who (x) does not deliver a Priority Tag-Along Notice in compliance with Section 7(b)(iii) above or (y) delivers a Priority Tag-Along Notice declining to Transfer its Tag-Along Securities, then, in either case, such Priority Tag-Along Holder shall be deemed to have irrevocably waived all of such Priority Tag-Along Holder’s rights to participate in the applicable Priority Tag-Along Sale, and the Selling Stockholder(s) shall (subject to the rights of any other Priority Tag-Along Seller which have been validly exercised) thereafter be free to Transfer to the Proposed Transferee its shares at a per share (or note) price that is no greater than the per share (or note) price set forth in the Sale Notice and on other terms and conditions which are not materially more favorable to the Selling Stockholder(s), in the aggregate, than those set forth in the Sale Notice. The Proposed Transferee shall not be obligated to purchase a number of securities of the Corporation exceeding that set forth in the Sale Notice and, in the event such Proposed Transferee elects to purchase less than all of the additional securities of the Corporation sought to be Transferred by all Priority Tag-Along Sellers, first the aggregate number of securities to be Transferred by the Selling Stockholder(s) shall be reduced and, second and following such reduction, the aggregate number of securities to be Transferred by the Priority Tag-Along Sellers shall be reduced on a pro rata basis (based on the number of such securities of the Corporation sought to be Transferred by each such Priority Tag-Along Seller).

(v) Each Priority Tag-Along Seller shall receive the same form and amount of consideration per share (or note) as the Selling Stockholder(s) (including, in the event of any proposed indirect Transfer of shares of securities of the Corporation, the amount payable in respect of such securities of the Corporation (on a per-share (or per-note) basis), which shall be calculated on a “look-through” basis (as if the applicable Transfer was a direct Transfer of such securities of the Corporation), taking into account such other facts and circumstances as the Board, acting in good faith, deems appropriate) after deduction of such Priority Tag-Along Seller’s proportionate share of the related expenses in accordance with Section 7(b)(vi) below. Each Priority Tag-Along Seller shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Stockholder(s) makes or provides in connection with the Priority Tag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholder(s), the Priority Tag-Along Seller shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided that (A) all representations, warranties, covenants and indemnities shall be made by each Selling Stockholder and each Priority Tag-Along Seller severally and not jointly, (B) notwithstanding the other provisions of this Section 7(b) to the contrary, no Priority Tag-Along Seller which is an Institutional Investor will be required to agree to any non-competition, non-solicitation of employees of the Corporation or similar restriction in connection with the exercise of its right to participate in a Priority Tag-Along Sale hereunder, and (C) any indemnification obligation in respect of breaches of representations and warranties shall be pro rata based on the consideration received by each Selling Stockholder and each Priority Tag-Along Seller, in each case, in an amount (other than as a result of actual fraud by such Selling Stockholder) not to exceed the aggregate proceeds actually received by such Selling Stockholder and Priority Tag-Along Seller in connection with any Priority Tag-Along Sale and no Priority Tag-Along Seller shall be required to provide any representation or warranty other than the Holder Reps. For the avoidance of doubt, the Selling Stockholder(s) shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer pursuant to this Section 7(b) and shall have no liability to the Corporation or any other Holder for any such decision or action.

(vi) The reasonable and documented out-of-pocket fees and expenses of the Selling Stockholder(s) incurred in connection with a Priority Tag-Along Sale and for the benefit of the Selling Stockholder(s) and the Priority Tag-Along Sellers as determined in good faith by the Board (excluding any director appointed or nominated by any Selling Stockholder(s) or its Affiliates (it being understood that costs incurred by or on behalf of the Selling Stockholder(s) for its sole benefit will not be considered to be for the benefit of the Selling Stockholder(s) and the Priority Tag-Along Sellers)), to the extent not paid or reimbursed by the Corporation or the Proposed Transferee, shall be shared by the Selling Stockholder(s) and the Priority Tag-Along Sellers on a pro rata basis, based on the aggregate consideration received by each such Selling Stockholder or Priority Tag-Along Seller; provided that no Priority Tag-Along Seller shall be obligated to make or reimburse any such fees or expenses prior to the consummation of the Priority Tag-Along Sale.

(vii) Each Priority Tag-Along Seller shall take all actions as may be reasonably necessary and otherwise requested by the Selling Stockholder(s) to consummate the Priority Tag-Along Sale, including entering into customary agreements and delivering certificates, documents and instruments, in each case consistent with the agreements being entered into and the certificates and documents being delivered by the Selling Stockholder(s) and subject to the terms of this Section 7(b).

(viii) The Selling Stockholder(s) shall have ninety (90) days following the expiration of the Priority Tag-Along Period in which to Transfer the securities of the Corporation described in the Sale Notice to be sold by the Priority Tag-Along Sellers, on the terms set forth in the Sale Notice (which (90) day period may be extended for a reasonable time not to exceed an additional one hundred and eighty (180) days to the extent reasonably necessary to obtain any required government approvals). If, at the end of such period, the Selling Stockholder(s) has not completed such Transfer, the Selling Stockholder(s) may not then effect a Transfer of the securities subject to this Section 7(b) without again first complying with all of the provisions of this Section 7(b).

(ix) If the Selling Stockholder Transfers to any Proposed Transferee any of its securities in breach of this Section 7(b), then each Priority Tag-Along Holder shall have the right to Transfer to the Selling Stockholder(s), and the Selling Stockholder(s) undertakes to purchase from each Priority Tag-Along Holder, the number of securities of the Corporation that such Priority Tag-Along Holder would have had the right to Transfer to the Proposed Transferee pursuant to this Section 7(b), for a per share (or note) amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such shares from the Selling Stockholder(s), but without any indemnity or other post-closing obligation being granted by any Priority Tag-Along Holder to the Selling Stockholder(s); provided that nothing contained in this Section 7(b) (including the election of any remedy set forth herein) shall preclude any Priority Tag-Along Holder from seeking alternative remedies against such Selling Stockholder(s) as a result of its breach of this Section 7(b). The Selling Stockholder(s) shall also reimburse each Priority Tag-Along Holder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Priority Tag-Along Holder’s rights pursuant to this Section 7(b)(ix).

(c) Secondary Tag-Along Rights.

(i) Subject in all respects with complying first with Section 7(b), if at any time any Holder (or “group” of Holders, as such term is referred to within the regulations promulgated by the Commission under Section 13(d) of the Exchange Act) wishes to Transfer, whether directly or indirectly and whether in one or a series of transactions (when taken together with all other Transfers by such Holder(s) and their respective Affiliates), all or any portion of its Common Stock representing thirty percent (30%) or more of the Total As-Converted Shares to any Proposed Transferee (excluding any Permitted Transferee), and such Transferring Holder cannot or has not elected to exercise its drag-along rights set forth in Section 7(a), each other Holder who holds at least two and one-half percent (2.5%) of the Total As-Converted Shares (other than any Minority Stockholder, who shall continue to have the rights set forth in Section 7(b)) as of such date (each, a “Secondary Tag-Along Holder”), shall be permitted to participate in such Transfer on the terms and conditions set forth in this Section 7(c).

(ii) Each of the other provisions set forth in Section 7(b) shall apply mutatis mutandis to this Section 7(c). For the avoidance of doubt, the term “mutatis mutandis” in the context of this Section 7(c) means with the changes necessary to replace the rights and obligations of the Priority Tag-Along Holders as set forth in Section 7(b) with those of the Secondary Tag-Along Holders with similar effect.

(iii) Notwithstanding the above, to the extent that the Proposed Transferee elects to purchase less than all of the additional securities of the Corporation sought to be Transferred by all Secondary Tag-Along Sellers in this Section 7(c), the aggregate number of securities to be Transferred by the Transferring Holder(s) hereunder and the Secondary Tag-Along Sellers shall be reduced on a pro rata basis (based on the number of shares of capital stock of the Corporation sought to be Transferred by each such Transferring Holder and Secondary Tag-Along Seller).

8. Registration Rights.

(a) Demand Registration.

(i) At any time and from time to time commencing one hundred and eighty (180) days after the consummation of an IPO upon written notice to the Corporation (a “Demand Notice”) delivered by a Large Holder or Large Holders requesting that the Corporation effect the registration (a “Demand Registration”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) of any or all of the Registrable Securities held by such Large Holder(s), the Corporation shall promptly (but in any event, not later than five (5) Business Days following the Corporation’s receipt of such Demand Notice) give written notice of the receipt of such Demand Notice to all other Holders that, to its knowledge, hold Registrable Securities (each, a “Demand Eligible Holder”). The Corporation shall, within thirty (30) days following the receipt of such Demand Notice (subject to compliance with any applicable covenants in any underwriting agreement for a previous registration effected under this Section 8(a) or under Section 8(c)), file the appropriate Registration Statement (the “Demand Registration Statement”) subject to Section 8(a)(ii) and use its commercially reasonable efforts to effect, at the earliest practicable date, the registration under the Securities Act and under the applicable state securities laws of (A) the Registrable Securities which the Corporation has been so requested to register by the Large Holder(s) in the Demand Notice, (B) all other Registrable Securities of the same class or series as those requested to be registered by the Large Holder(s) that the Corporation has been requested to register by the Demand Eligible Holders by written request (the “Demand Eligible Holder Request”) given to the Corporation within thirty (30) days following the receipt of such Demand Notice, and (C) any Registrable Securities to be offered and sold by the Corporation, in each case subject to Section 8(a)(ii), all to the extent required to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities to be so registered. Notwithstanding anything in this Section 8 to the contrary, the Corporation shall not be obligated to effect more than three (3) Demand Registrations.

(ii) Demand Registration Using Form S-3. The Corporation shall effect any requested Demand Registration using Form S-3 whenever the Corporation is a Seasoned Issuer or a WKSI and is eligible to use such form under applicable rules.

(iii) Effectiveness of Demand Registration Statement. The Corporation shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission and, for the lesser of (A) the period of time necessary for the underwriters or Holders to sell all of the Registrable Securities covered by such Demand Registration Statement and (B) 180 days, to keep the Demand Registration Statement continuously effective (including by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, in each case, if required by the rules, regulations or instructions applicable to the registration form used by the Corporation for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws, or any other rules and regulations thereunder or if otherwise necessary) (the “Effectiveness Period”). A Demand Registration requested pursuant to this Section 8(a) shall not be deemed to have been effected (A) if the Demand Registration Statement is withdrawn without becoming effective, (B) if the Demand Registration Statement has not been declared effective or does not remain effective in compliance with the provisions of the Securities Act and the applicable laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any selling Holder and has not thereafter become effective, (D) in the event of an underwritten offering, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a selling Holder, or (E) if the Corporation does not include in the applicable Registration Statement any Registrable Securities held by a Holder that are required by the terms hereof to be included in such Registration Statement.

(iv) Priority of Registration. Notwithstanding any other provision of this Section 8(a), if (A) the Large Holder(s) intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering and (B) the managing underwriters advise the Corporation that, in their reasonable view, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Holders to be included in such offering and any securities that the Corporation or any other Person proposes to be included that are not Registrable Securities) exceeds the number of shares of Common Stock that can be sold in such underwritten offering or the number of shares of Common Stock proposed to be included in such Demand Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering (in either situation, the “Maximum Offering Size”), then the Corporation shall so advise the Large Holder(s) and the Demand Eligible Holders with Registrable Securities requested to be included in such underwritten offering, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (1) first, the Registrable Securities requested to be included in such underwritten offering by the Large Holders and the Demand Eligible Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Large Holders and Demand Eligible Holders on the basis of the amount of Registrable Securities requested to be included therein by each such Holder, up to the Maximum Offering Size; (2) second, any securities proposed to be registered by the Corporation; and (3) third, Other Registrable Securities requested to be included in such underwritten offering to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such Other Registrable Securities on the basis of the amount of securities requested to be included therein by each such holder. For purposes of the foregoing sentence, Affiliated Holders will be treated as a single holder, and the Affiliated Holders shall be entitled to select which of the applicable securities they collectively own shall be included in the sale to fill the allocation contemplated by the prior sentence.

(v) For any holder of Other Registrable Securities that is a partnership, limited liability company, corporation or other entity, the partners, members, stockholders, Subsidiaries, parents and Affiliates of such holder, or the estates and Family Members of any such partners or members and retired partners or members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “holder”, and any pro rata reduction with respect to such Other Registrable Securities shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such Other Registrable Securities.

(vi) Underwritten Demand Registration. The determination of whether any offering of Registrable Securities pursuant to a Demand Registration will be an underwritten offering shall be made in the sole discretion of the Holders of a Majority of Included Registrable Securities included in such underwritten offering, and such Holders of a Majority of Included Registrable Securities shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks reasonably satisfactory to the Corporation) and one firm of counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Demand Registration; provided (i) that the Corporation shall select such investment banker(s) and manager(s) if the Holders of a Majority of Included Registrable Securities cannot so agree on the same within a reasonable time period and (ii) that the Corporation shall not be obligated to effect any such underwritten offering if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Demand Registration, in the good faith judgment of the managing underwriter(s) therefor, is less than $25 million.

(vii) Withdrawal of Registrable Securities. Any Holder whose Registrable Securities were to be included in any such registration pursuant to this Section 8(a) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to the Corporation delivered prior to the effective date of the relevant Demand Registration Statement.

(b) Shelf Registration.

(i) Filing. From and after such time as the Corporation shall have qualified for the use of a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto on Form S-1 (the “Form S-1 Shelf”) or, if available, Form S-3 (a “Form S-3 Shelf” and, together with the Form S-1 Shelf and any “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), if available, a “Shelf Registration Statement”), the Corporation will, pursuant to the requirements of this Section 8(b)(i), file (or confidentially submit) a Shelf Registration Statement upon the written request by a Large Holder that the Corporation register under the Securities Act all or a portion of the Registrable Securities owned by such Large Holder at such time in accordance with Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). Subject to Section 8(e), the Corporation shall give written notice of such request to all Demand Eligible Holders promptly (but in any event within five (5) Business Days after receipt of any such written request from a Large Holder) and otherwise comply with Section 8(d). With respect to each Shelf Registration, (i) the Corporation shall add Registrable Securities of any Demand Eligible Holder who requests in writing that the Corporation include the Registrable Securities owned by such Demand Eligible Holder in the Shelf Registration Statement; provided that such written request is delivered to the Corporation at least five (5) Business Days prior to the filing (or confidential submission) of the Shelf Registration Statement, and (ii) the Corporation shall use its reasonable best efforts to file (or confidentially submit) with the Commission as promptly as practicable, and in any event within 60 days after it receives a request under this Section 8(b)(i) to register all or a portion of the Registrable Securities. The Corporation shall use its reasonable best efforts to cause to be declared effective the Shelf Registration Statement as promptly as practicable after the filing (or confidential submission) thereof.

(ii) Shelf Take-Downs. Any Holder whose Registrable Securities are included in an effective Shelf Registration Statement (a “Shelf Holder”) may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 8(b) shall apply. Notwithstanding the foregoing:

(A) any such Shelf Holder may initiate an unlimited number of Non-Underwritten Shelf Take-Downs pursuant to Section 8(b)(iv) below; and

(B) any such Shelf Holder may initiate (together with other co-initiating Shelf Holders) an unlimited number of Underwritten Offerings (including any block trade) pursuant to Section 8(c) below; provided that in each case, the Registrable Securities proposed to be sold by the initiating Shelf Holder (and if applicable, other co-initiating Shelf Holders) shall be required to (x) have a reasonably anticipated aggregate offering price of at least $25.0 million (before deduction of underwriting discounts and commissions) or (y) constitute all remaining Registrable Securities held by such Shelf Holder (and, if applicable, other co-initiating Shelf Holders).

(iii) Underwritten Shelf Take-Downs.

(A) Subject to Section 8(b)(ii), if a Shelf Holder so elects in a written request delivered to the Corporation (a “Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down”) and, if necessary, the Corporation shall use its reasonable best efforts to file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as practicable. Such initiating Shelf Holder shall indicate in such Shelf Take-Down Notice the amount of Registrable Securities of such Shelf Holder to be included in such Underwritten Shelf Take-Down and whether it intends for such Underwritten Shelf Take-Down to involve a customary “roadshow” (including an “electronic roadshow”) or other marketing effort by the underwriters.

(B) Promptly upon delivery of a Shelf Take-Down Notice (but in no event more than ten (10) days prior to the expected date of such Underwritten Shelf Take-Down), the Corporation shall promptly deliver a written notice of such Underwritten Shelf Take-Down to all Shelf Holders and, in each case, subject Section 8(b)(vi) and Section 8(f), the Corporation shall include in such Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders for which the Corporation has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Underwritten Shelf Take-Down, at least three (3) Business Days prior to the expected date of such Underwritten Shelf Take-Down.

(C) Notwithstanding the delivery of any Underwritten Shelf Take-Down Notice, all determinations as to whether to complete any Underwritten Shelf Take-Down and as to the timing, manner, price and other terms of any Underwritten Shelf Take-Down shall be at the discretion of the Shelf Holder (or, if there are co-initiating Shelf Holders, the Holders of a majority of the Registrable Securities under such Underwritten Shelf Takedown Notice) initiating the Underwritten Shelf Take-Down.

(iv) Non-Underwritten Shelf Take-Downs. If a Shelf Holder desires to effect a Shelf Take-Down that does not constitute an Underwritten Shelf Take-Down (a “Non-Underwritten Shelf Take-Down”) and if such Non-Underwritten Shelf Take-Down requires actions to be taken by the Corporation, such Shelf Holder shall so indicate in a written request delivered to the Corporation no later than three (3) Business Days prior to the expected date of such Non-Marketed Shelf Take-Down (or such shorter period as the Corporation may agree), which request shall include (i) the aggregate number and class or classes of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Underwritten Shelf Take-Down, and, if necessary, the Corporation shall use its reasonable best efforts to file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as practicable.

(v) Selection of Underwriters. If a Shelf Holder intends to offer and sell the Registrable Securities covered by its request under this Section 8(b) by means of an Underwritten Shelf Take-Down, the participating Shelf Holders shall mutually select, in the final determination of the Holders of a majority of the Registrable Securities under such Underwritten Offering, the managing underwriter or underwriters to administer such offering, which managing underwriter or underwriters shall be investment banking firms of nationally recognized standing and shall be reasonably acceptable to the Corporation, such acceptance not to be unreasonably withheld, conditioned or delayed.

(vi) Priority of Registration. Notwithstanding any other provision of this Section 8, if the managing underwriter or underwriters of an Underwritten Offering in connection with a Demand Registration or a Shelf Registration advise the Corporation in their good faith opinion that the inclusion of all such Registrable Securities proposed to be included in such Underwritten Offering would be reasonably likely to interfere with the successful marketing, including the pricing, timing or distribution, of the Registrable Securities to be offered thereby or in such Underwritten Offering, and no Holder has delivered a Piggyback Notice with respect to such Underwritten Offering, then the number of Shares proposed to be included in such Underwritten Offering shall be allocated among the Corporation, the Selling Holders and all other Persons selling Shares in such Underwritten Offering in the following order: (A) first, the Registrable Securities held by the Holder that initiated (or co-initiated) such Underwritten Offering and the Registrable Securities held by other Holders requested to be included in such Underwritten Offering (pro rata among the respective Holders of such Registrable Securities in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be included in such registration by each such Holder at the time of such Underwritten Offering); (B) second, Other Registrable Securities of the same class or classes (or convertible at the holder’s option into such class or classes) requested to be included in such Underwritten Offering other than securities to be sold by the Corporation; and (C) third, the securities of the same class or classes to be sold by the Corporation. For purposes of the foregoing sentence, Affiliated Holders will be treated as a single holder, and the Affiliated Holders shall be entitled to select which of the applicable securities they collectively own shall be included in the sale to fill the allocation contemplated by the prior sentence.

No Registerable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration or offering. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Corporation may include securities for its own account (or for the account of any other Persons) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

(vii) Continued Effectiveness. The Corporation shall use its reasonable best efforts to keep the Shelf Registration Statement filed pursuant to Section 8(b) hereof continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by a Shelf Holder until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) such shorter period as Shelf Holders holding a majority of the Registrable Securities may reasonably determine.

(c) IPO Registration, Direct Listing Registration and Piggyback Registration.

(i) Registration Statement on behalf of the Corporation in connection with an IPO or a Direct Listing.

(A) IPO: If the Corporation proposes to file a Registration Statement (the “IPO Registration Statement”) for an offering of Registrable Securities that contemplates secondary sales, whether exclusively secondary sales or in part primary sales and in part secondary sales, in connection with an IPO (the “IPO Registration”), the Corporation shall give prompt written notice (the “IPO Notice”) to all holders of the Preferred Stock that, to its knowledge, hold Preferred Stock (collectively, the “IPO Eligible Holders”) of the Corporation’s intention to publicly file the IPO Registration Statement reasonably in advance of (and in any event at least fifteen (15) Business Days before) the anticipated filing date of the IPO Registration Statement (for the avoidance of doubt, such IPO Notice shall not be required in connection with a confidential submission of the IPO Registration Statement). The IPO Notice shall notify the IPO Eligible Holders that the shares specified in clause (a) of the definition of “Priority Common Stock Issuable Upon Mandatory Conversion in an IPO” shall be included in the IPO Registration Statement, and, as such, IPO Eligible Holders shall be required to provide within ten (10) Business Days after the date of the IPO Notice the selling securityholder information required to be included in the IPO Registration. In addition, the IPO Notice shall notify the IPO Eligible Holders of the opportunity to elect to include the shares of Common Stock specified in clause (b) of the definition of “Priority Common Stock Issuable Upon Mandatory Conversion in an IPO” in the IPO Registration Statement. If an IPO Eligible Holder desires to so elect, such IPO Eligible Holder is required to notify the Corporation of its written election within ten (10) Business Days after the date of the IPO Notice (each, an “IPO Request”). Subject to Section 8(c)(iii)(A), the shares specified in clause (a) of the definition of “Priority Common Stock Issuable Upon Mandatory Conversion in an IPO” are required to be included in the IPO Registration Statement and, for the avoidance of doubt, to be sold in the IPO to the underwriters. If one hundred percent (100%) of the shares specified in clause (a) of the definition of “Priority Common Stock Issuable Upon Mandatory Conversion in an IPO” are included in the IPO Registration Statement, then, subject to Section 8(c)(iii)(A), the Corporation shall additionally include in the IPO Registration Statement such amount of shares specified in clause (b) of the definition of “Priority Common Stock Issuable Upon Mandatory Conversion in an IPO” specified in the IPO Eligible Holders’ IPO Requests. The Corporation shall use its commercially reasonable efforts to effect the registration under the Securities Act of all such shares of Priority Common Stock Issuable Upon Mandatory Conversion in an IPO to the fullest extent possible; for the avoidance of doubt, in the event any Other Registrable Securities are requested to be included in the IPO Registration, such Other Registrable Securities shall be included in the IPO Registration only after all securities described above are included in the IPO Registration to the fullest extent possible. All IPO Eligible Holders must sell their Priority Common Stock Issuable Upon Mandatory Conversion in an IPO included in the IPO Registration Statement to the underwriters selected as provided in Section 8(c)(vi) on the same terms and conditions as apply to the Corporation if such underwritten offering is consummated; except with respect to the representations, warranties, agreements and indemnities set forth in the underwriting agreement as set forth in Section 8(j)(xi).

(B) Direct Listing: If the Corporation proposes to file a Registration Statement (the “Direct Listing Registration Statement”) for an offering of Registrable Securities in connection with a Direct Listing, the Corporation shall give prompt written notice (the “Direct Listing Notice”) to all holders of the Preferred Stock that, to its knowledge, hold Preferred Stock (collectively, the “Direct Listing Eligible Holders”) of the Corporation’s intention to publicly file the Direct Listing Registration Statement reasonably in advance of (and in any event at least fifteen (15) Business Days before) the anticipated filing date of the Direct Listing Registration Statement (for the avoidance of doubt, such Direct Listing Notice shall not be required in connection with a confidential submission of the Direct Listing Registration Statement). Any Direct Listing Eligible Holder shall be required to provide within five (5) Business Days after the date of the Direct Listing Notice the selling securityholder information required to be included, including with respect to information pursuant to Item 403 of Regulation S-K, if applicable, in the Direct Listing Registration Statement. The Corporation shall use its commercially reasonable efforts to effect the registration under the Securities Act of all such shares of Common Stock Issuable Upon Mandatory Conversion in a Direct Listing to the fullest extent possible. Direct Listing Eligible Holders may sell any or all of their Common Stock Issuable Upon Mandatory Conversion in a Direct Listing on the first day of trading or at any time thereafter. On the one year anniversary of the first day of trading or as soon as reasonably practicable thereafter, the Corporation shall register under the Securities Act all of the outstanding shares of Common Stock Issuable Upon Mandatory Conversion in a Direct Listing owned by any Large Holder on a registration statement on Form S-1 or Form S-3, as applicable.

(ii) Registration Statement on behalf of the Corporation after an IPO. If at any time after an IPO has been consummated and prior to the date that is five (5) years following the date of consummation of the IPO, the Corporation proposes to file a Registration Statement for an offering of Registrable Securities (for purposes of this Section 8(c)(ii), irrespective of the Holders thereof) for cash (excluding an offering in which Demand Eligible Holders may make Demand Eligible Holder Requests, an offering relating solely to an employee benefit plan, an offering registered on Form S-4, a rights offering or an offering on any form of Registration Statement that does not permit secondary sales) (a “Piggyback Registration Statement”), the Corporation shall give prompt written notice (the “Piggyback Notice”) to all Holders that, to its knowledge, hold Registrable Securities (collectively, the “Piggyback Eligible Holders”) of the Corporation’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten (10) Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Registration Statement the amount of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 8(c)(iv) (a “Piggyback Registration”). Subject to Section 8(c)(iv), the Corporation shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Corporation has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Holders within five (5) Business Days after giving the Piggyback Notice. If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by the Corporation, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or Demand Registration Statements, all upon the terms and conditions set forth herein. The Corporation shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Corporation has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(iii) Priority of Registration in connection with an IPO. If the managing underwriter or managing underwriters of the IPO Registration advise the Corporation and the IPO Eligible Holders that, in its or their reasonable view, the number of shares of Common Stock required or, if applicable, requested, to be included, together with any other securities of the Corporation to be included, in such IPO Registration exceeds the number of shares of Common Stock that can be sold in such underwritten offering or the number of shares of Common Stock proposed to be included in such IPO Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering (in either case, the “IPO Maximum Offering Size”) (which, for the purposes of the IPO Registration shall be within a price range acceptable to the Corporation), then the Corporation shall so advise all IPO Eligible Holders, and shall include in such offering the number which can be so sold without adversely affecting the price per share of the Common Stock proposed to be sold in the following order of priority, up to the IPO Maximum Offering Size: (A) first, the shares of Common Stock and any other securities that the Corporation proposes to sell up to the IPO Maximum Offering Size; (B) second, the shares specified in clause (a) of the definition of “Priority Common Stock Issuable Upon Mandatory Conversion in an IPO”, allocated, if necessary for the offering not to exceed the IPO Maximum Offering Size, pro rata among the IPO Eligible Holders on the basis of the amount of shares specified in clause (a) of the definition of “Priority Common Stock Issuable Upon Mandatory Conversion in an IPO” held by each such IPO Eligible Holder, up to the IPO Maximum Offering Size and (C) third, the shares specified in clause (b) of the definition of “Priority Common Stock Issuable Upon Mandatory Conversion in an IPO” specified in the IPO Eligible Holders’ IPO Requests, allocated, if necessary for the offering not to exceed the IPO Maximum Offering Size, pro rata among the IPO Eligible Holders on the basis of the amount of shares specified in clause (b) of the definition of “Priority Common Stock Issuable Upon Mandatory Conversion in an IPO” specified in the IPO Eligible Holders’ IPO Requests held by each such IPO Eligible Holder, up to the IPO Maximum Offering Size; for the avoidance of doubt, in the event any Other Registrable Securities are requested to be included in the IPO Registration, such Other Registrable Securities shall be included in the IPO Registration only after all securities pursuant to clauses (A), (B) and (C) are included in the IPO Registration to the fullest extent possible, and allocated if necessary for the offering not to exceed the IPO Maximum Offering Size, pro rata among the holders thereof on the basis of the amount of securities requested to be included therein by each such holder. For purposes of the foregoing sentence, Affiliated Holders will be treated as a single holder, and the Affiliated Holders shall be entitled to select which of the applicable securities they collectively own shall be included in the sale to fill the allocation contemplated by the prior sentence.

(iv) Priority of Registration after an IPO. If the Piggyback Registration under which the Corporation gives notice pursuant to Section 8(c)(ii) is an underwritten offering and the managing underwriter or managing underwriters of such offering advise the Corporation and the Piggyback Eligible Holders that, in its or their reasonable view, the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Holders to be included in such offering and any securities that the Corporation or any other Person proposes to be included that are not Registrable Securities) exceeds the number of shares of Common Stock that can be sold in such underwritten offering or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering (in either situation, the “Piggyback Maximum Offering Size”) (which, for the purposes of a Piggyback Registration shall be within a price range acceptable to the Corporation), then the Corporation shall so advise all Piggyback Eligible Holders with Registrable Securities requested to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Piggyback Maximum Offering Size: (A) first, the securities that the Corporation proposes to sell up to the Piggyback Maximum Offering Size; (B) second, the Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Piggyback Maximum Offering Size, pro rata among the Piggyback Eligible Holders on the basis of the amount of Registrable Securities requested to be included therein by each such Piggyback Eligible Holder, up to the Piggyback Maximum Offering Size; and (C) third, Other Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Piggyback Maximum Offering Size, pro rata among the holders thereof on the basis of the amount of securities requested to be included therein by each such holder. All Piggyback Eligible Holders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 8(c)(vi) on the same terms and conditions as apply to the Corporation if such underwritten offering is consummated; except with respect to the representations, warranties, agreements and indemnities set forth in the underwriting agreement as set forth in Section 8(j)(xi). For purposes of the foregoing sentence, Affiliated Holders will be treated as a single holder, and the Affiliated Holders shall be entitled to select which of the applicable securities they collectively own shall be included in the sale to fill the allocation contemplated by the prior sentence.

(v) Withdrawal from Registration.

(A) The Corporation shall have the right to terminate or withdraw the IPO Registration initiated by it under Section 8(c)(i)(A) prior to the effective date of such IPO Registration Statement. The Corporation shall promptly give notice of the withdrawal or termination of any IPO Registration to each IPO Eligible Holder that is required or has elected to participate in such IPO Registration. The Registration Expenses of such withdrawn or terminated registration shall be borne by the Corporation in accordance with Section 8(k) hereof.

(B) The Corporation shall have the right to terminate or withdraw any registration initiated by it under Section 8(c)(ii) prior to the effective date of such Piggyback Registration Statement, whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Piggyback Registration Statement, without prejudice, however, to the right of the Holders immediately to request that such registration be effected as a registration under Section 8(a) to the extent permitted thereunder and subject to the terms set forth therein. The Corporation shall promptly give notice of the withdrawal or termination of any Piggyback Registration to each Piggyback Eligible Holder that has elected to include Registrable Securities in such Piggyback Registration. The Registration Expenses of such withdrawn or terminated registration shall be borne by the Corporation in accordance with Section 8(k) hereof.

(vi) Selection of Bankers and Counsel. In the event of an IPO Registration or if a Piggyback Registration pursuant to this Section 8(c) involves an underwritten offering, the Corporation shall have the right to (A) determine the plan of distribution, including the public offering price at which the Priority Common Stock Issuable Upon Mandatory Conversion in an IPO or Registrable Securities, as applicable, are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker or bankers to administer the offering, including the lead managing underwriter or underwriters.

(vii) Effect of Piggyback Registration. No registration effected under this Section 8(c) shall relieve the Corporation of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 8(a) (subject to compliance with any applicable covenants in the underwriting agreement for a registration effected under this Section 8(c)), and no registration effected pursuant to this Section 8(c) shall be deemed to have been effected pursuant to Section 8(a).

(d) Notice Requirements. Any Demand Notice, Demand Eligible Holder Request or Piggyback Request shall (i) specify the maximum amount and class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum amount of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable), and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action, in each case, as may reasonably be required in order to permit the Corporation to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(e) Suspension Period. Notwithstanding any other provision of this Section 8, the Corporation shall have the right, but not the obligation, to defer the filing of, or suspend the use by the Holders of, any Registration Statement for a period of up to ninety (90) days (unless a longer period is consented to by Holders of a Majority of Included Registrable Securities) (i) upon issuance by the Commission of a stop order suspending the effectiveness of such Registration Statement with respect to Registrable Securities or the initiation of proceedings with respect to such Registration Statement under Section 9(d) or 8(e) of the Securities Act, or (ii)(x) if the Board determines, in its good faith judgment, that any such registration or offering should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Corporation or (y) if the Corporation believes in good faith that it would require the Corporation (after consultation with external legal counsel), under applicable securities laws and other applicable laws, to make disclosure of material nonpublic information that would not otherwise be required to be disclosed at that time and the Corporation believes in good faith that such disclosures at that time would not be in the Corporation’s best interests; provided that the exception set forth in the preceding clause (i)(y) shall continue to apply only during the time that such material nonpublic information has not been disclosed and remains material (any such period, a “Suspension Period”); provided, however, that in such event, the Large Holders will be entitled to withdraw any request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration under Section 8(a) and the Corporation will pay all Registration Expenses in connection with such registration; provided further that in no event shall (A) the Corporation declare a Suspension Period more than two (2) times in any 365-day period or (B) the aggregate length of Suspension Periods declared in any 365-day period exceed one hundred twenty (120) days in total. The Corporation shall (i) give prompt written notice to the Holders of its declaration of a Suspension Period and of the expiration or termination of the relevant Suspension Period and (ii) promptly resume the process of filing or requesting for effectiveness, or update the suspended Registration Statement, as the case may be, as may be necessary to permit the Holders to offer and sell their respective Registrable Securities in accordance with applicable law. If the filing of any Demand Registration is suspended pursuant to this Section 8(e), once the Suspension Period ends, the Large Holders may request a new Demand Registration.

(f) Required Information. The Corporation may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Corporation such information regarding the intended method of distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Corporation may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration) and the Corporation may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Corporation and to cooperate with the Corporation as reasonably necessary to enable the Corporation to comply with the provisions of this Agreement.

(g) Other Registration Rights Agreements. The Corporation has not entered into and, unless agreed in writing by Holders of a majority of Registrable Securities on or after the date of this Agreement, will not enter into, any agreement or arrangement that is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect.

(h) Cessation of Registration Rights. All registration rights granted under this Section 8 shall continue to be applicable with respect to any Holder until such Holder no longer holds any Registrable Securities. In the event the Corporation engages in a merger or consolidation in which the Registrable Securities of the Corporation are converted into securities of another Person, the Corporation will use its commercially reasonable efforts to make appropriate arrangements so that the registration rights comparable to those provided under this Agreement continue to be provided by the issuer of such securities. To the extent such new issuer, or any other Person acquired by the Corporation in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Corporation will use its commercially reasonable efforts to cause any such “inherited” registration rights to be modified so as not to interfere in any material respect with the rights provided under this Agreement.

(i) Lock-Up Agreement. Each Holder of Registrable Securities agrees that in connection with any IPO or any underwritten registered offering of the Common Stock in connection with this Section 8, and upon the request of the managing underwriter in such offering, such Holder shall agree not to, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed one hundred and eighty (180) days in the case of an IPO or ninety (90) days in the case of any other underwritten registered offering), (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock, any shares of Preferred Stock or any other securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Except in the case of an IPO, the foregoing provisions of this Section 8(i) shall not apply to Holders of Registrable Securities that own less than five percent (5%) of the Total Voting Power, unless such Holders are participating in the applicable registered offering. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the managing underwriter that are consistent with the foregoing or that are necessary to give further effect thereto.

(j) Registration Procedures. The procedures to be followed by the Corporation and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this Agreement, and the respective rights and obligations of the Corporation and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(i) The Corporation will (A) prepare and file a Registration Statement or a Prospectus, as applicable, with the Commission (within the time period specified in Section 8(a)), which Registration Statement (1) shall be on a form required by this Agreement (or if not so required, selected by the Corporation) for which the Corporation qualifies, (2) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution, and (3) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith, (B) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 8(a), (C) use its commercially reasonable efforts to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 8(a)),and (D) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation will not file any Registration Statement or any related Prospectus or any amendment or supplement thereto containing information regarding a participating Holder to which such participating Holder reasonably objects (provided that if a participating Holder objects to information regarding such participating Holder that is required in the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Corporation may exclude such participating Holder’s Registrable Securities from the applicable Registration Statement). Notwithstanding the foregoing, in the event of a Direct Listing, the Corporation shall have sole discretion as to the determination of the length of time that the Direct Listing Registration Statement remains effective.

(ii) The Corporation will as promptly as reasonably practicable (A) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (1) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution or (2) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 8(a) in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders, (B) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424, (C) respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto, and (D) as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus other than any comments that the Corporation determines in good faith would result in the disclosure to such Holders of material non-public information concerning the Corporation that is not already in the possession of such Holder.

(iii) The Corporation will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to each Registration Statement.

(iv) The Corporation will notify selling Holders and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, as promptly as reasonably practicable: (A) (1) when a Registration Statement, any pre-effective amendment, any Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement or any free writing prospectus is proposed to be filed, (2) when the Commission notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the Commission comments on such Registration Statement (in which case the Corporation shall provide true and complete copies thereof and all written responses thereto to each Holder, its counsel and each underwriter, if applicable, other than information which the Corporation determines in good faith would constitute material non-public information that is not already in the possession of such Holder), and (3) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (B) of any request by the Commission or any other federal or state governmental or regulatory authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement; (C) of the issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for such purpose; (D) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (E) if, at any time, the representations and warranties of the Corporation in any applicable underwriting agreement or similar agreement cease to be true and correct in all material respects; or (F) of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other documents requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act, which shall correct such misstatement or omission or effect such compliance.

(v) The Corporation will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any stop order or other order suspending the effectiveness of a Registration Statement or preventing or suspending the use of any Prospectus, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period terminates.

(vi) During the Effectiveness Period, the Corporation will furnish to each selling Holder, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such selling Holder, counsel or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(vii) The Corporation will promptly deliver to each selling Holder, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such selling Holder, counsel or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such selling Holder or underwriter. The Corporation hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(viii) The Corporation will use its commercially reasonable efforts to (A) register and qualify, or cooperate with the selling Holders, their counsel, the underwriters, if any, and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any selling Holder shall reasonably request, (B) keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement, and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each selling Holder to consummate the disposition of the Registrable Securities covered by such Registration Statement in each such jurisdiction; provided, however, that the Corporation will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(ix) To the extent that the Corporation has certificated shares of Common Stock, the Corporation will cooperate with each selling Holder and the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each selling Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may request in writing. In connection therewith, if required by the Corporation’s transfer agent, the Corporation will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities pursuant to the Registration Statement.

(x) Upon the occurrence of any event contemplated by Section 8(j)(iv)(F), as promptly as reasonably practicable, the Corporation will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading and no Issuer Free Writing Prospectus will include information that conflicts with information contained in the Registration Statement or Prospectus, such that each selling Holder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus.

(xi) Selling Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (A) such Holders provide to the Corporation a Demand Notice of their intention to distribute Registrable Securities by means of an underwritten offering, (B) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein, (C) each Holder participating in such underwritten offering agrees to enter into customary agreements, including an underwriting agreement in customary form, and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided that any such Holder shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties, agreements and indemnities regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution, and the accuracy of information contained in the applicable Registration Statement or the related Prospectus concerning such Holder as provided by or on behalf of such Holder and the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering) and (D) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements. The Corporation hereby agrees with each Holder of Registrable Securities that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith, execute and perform its obligations under all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and will use commercially reasonable efforts to procure auditor “comfort” letters addressed to the underwriters in the offering from the Corporation’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Corporation or any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters for an underwritten Public Offering as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement.

(xii) The Corporation will use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters of an underwritten offering of Registrable Securities an opinion or opinions and a negative assurance letter from counsel for the Corporation (including any local counsel reasonably requested by the underwriters) dated the most recent effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions and negative assurance letters requested in sales of securities or public underwritten offerings.

(xiii) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, and in respect of any offering of Registrable Securities, the Corporation will make available upon reasonable notice at the Corporation’s principal place of business or such other reasonable place for inspection by any selling Holder of Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or managing underwriters selected in accordance with this Agreement and by any attorney, accountant or other agent retained by such Holders or underwriter, such financial and other information and books and records of the Corporation, and cause the officers, employees, counsel and independent certified public accountants of the Corporation to respond to such inquiries, as shall be reasonably requested by such Holders, underwriters, attorneys, accountants or agents (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of the Securities Act.

(xiv) The Corporation will (A) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and (B) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities included in such Registration Statement.

(xv) The Corporation will cooperate with each Holder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and in performance of any due diligence investigations by any underwriter.

(xvi) The Corporation will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, the Trading Market, FINRA and any state securities authority, and make available to each Holder, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least twelve (12) months, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(xvii) The Corporation will use its commercially reasonable efforts to ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xviii) In connection with any registration of Registrable Securities pursuant to this Agreement, the Corporation will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including furnishing to the selling Holders or any underwriters such further customary certificates, opinions and documents as they may reasonably request using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable advance notice, to meet with prospective investors in presentations, meetings and road shows.

(xix) The Corporation shall use its commercially reasonable efforts to list the Common Stock and any other Registrable Securities of any class or series covered by a Registration Statement on the New York Stock Exchange, the Nasdaq Global Market or another national securities exchange. Following the listing of the Common Stock or any other Registrable Securities on the New York Stock Exchange, the Nasdaq Global Market or another national securities exchange, the Corporation will use its commercially reasonable efforts to maintain such listing for so long as there are Registrable Securities.

(xx) Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Corporation of the occurrence of any event of the kind described in clauses (B) through (D) and (F) of Section 8(j)(iv) or the occurrence of a Suspension Period, such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event the Corporation shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented Prospectus or amended Registration Statement or is advised in writing by the Corporation that the use of the Prospectus may be resumed.

(k) Registration Expenses. The Corporation shall bear all reasonable Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a Registration Statement. In addition, the Corporation shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Corporation’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Corporation and in respect of which proceeds are received by the Corporation. Each Holder shall pay any Selling Expenses applicable to the sale or disposition of such Holder’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Registration Statement, in proportion to the amount of such selling Holder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement or Piggyback Registration Statement.

(l) Indemnification.

(i) The Corporation shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in this Section 8 and provide representations, covenants, opinions and other assurances to such underwriter in form and substance reasonably satisfactory to such underwriter and the Corporation. Further, the Corporation shall indemnify and hold harmless each Holder, their respective partners, stockholders, equityholders, general partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof (each, an “Indemnified Person” and collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated or deemed incorporated by reference in any of the foregoing, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (C) any violation or alleged violation by the Corporation or any of its Subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law rule or regulation in connection with such Registration Statement, disclosure document or related document or report or any offering covered by such Registration Statement, and the Corporation shall reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, demand, action, suit or proceeding; provided, however, that the Corporation shall not be liable to any Indemnified Person to the extent that any such Losses arise out of, are based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Indemnified Person specifically for use therein.

(ii) In connection with any Registration Statement filed by the Corporation pursuant to this Section 8 hereof in which a Holder has registered for sale its Registrable Securities, each such selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Corporation, its directors and officers, employees, agents and each Person who controls the Corporation (within the meaning of the Securities Act or the Exchange Act) and any other Holder selling securities under such Registration Statement, its partners, stockholders, equityholders, general partners, managers, members, and Affiliates and each of their respective officers and directors and any Person who controls such other Holder (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof from and against any Losses resulting from (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or (C) any violation or alleged violation by such Holder of any federal, state or common law rule or regulation relating to action or inaction in connection with any information provided by such Holder in such registration, disclosure document or related document or report in the case of clauses (A) and (B) to the extent, but only to the extent, that such untrue statement or omission occurs in reliance upon and in conformity with any information furnished in writing by or on behalf of such selling Holder to the Corporation specifically for inclusion in such registration, disclosure document or related document or report and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities thereunder, and such Holder will reimburse the Corporation for any legal or other expenses reasonably incurred by it in connection with investigating or defending such Losses. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder in connection with such sale.

(iii) Any Indemnified Person under paragraph (i) or (ii) of this Section 8(l) shall (A) give prompt written notice to the indemnifying Person under paragraph (i) or (ii) of this Section 8(l) of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying Person shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that the indemnifying Person’s ability to defend such claim (through the forfeiture of substantive rights or defenses) is actually and materially prejudiced by reason of such delay or failure) and (B) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (1) the indemnifying Person has agreed in writing to pay such fees or expenses, (2) the indemnifying Person shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person within a reasonable time after receipt of notice of such claim from the Indemnified Person, (3) the Indemnified Person has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying Person, or (4) in the reasonable judgment of any such Indemnified Person (based upon advice of its counsel) a conflict of interest may exist between such Indemnified Person and the indemnifying Person with respect to such claims (in which case, if the Indemnified Person notifies the indemnifying Person in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying Person, the indemnifying Person shall not have the right to assume the defense of such claim on behalf of such Indemnified Person). The indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. No action may be settled without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the prior written consent of the Indemnified Person shall not be required if (x) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such settlement; (y) such settlement provides for the payment by the indemnifying Person of money as the sole relief for such action and (z) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. It is understood that the indemnifying person or persons shall not, except as specifically set forth in this Section 8(l)(iii), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Persons and that all such fees and expenses shall be paid or reimbursed promptly.

(iv) If the indemnification provided for in this Section 8(l) is held by a court of a competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, damage, claim or liability, the indemnifying party, in lieu of indemnifying such Indemnified Person thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such Indemnified Person as a result of such loss, damage, claim or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying Person and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Person or Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 8(l)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentences. Notwithstanding the provisions of this Section 8(l)(iv), no selling Holder shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such selling Holder in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each selling Holder’s obligation to contribute pursuant to this Section 8(l)(iv) is several in the proportion that the net proceeds of the offering received by such selling Holder bears to the total net proceeds of the offering received by all such selling Holders and not joint.

(v) The remedies provided for in this Section 8(l) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The obligations of the Corporation and Holders of Registrable Securities under this Section 8(l) shall survive completion of any offering of Registrable Securities pursuant to a Registration Statement and the termination of this Agreement.

(m) Facilitation of Sales Pursuant to Rule 144. The Corporation agrees that (i) upon such time as it becomes, and for so long as it remains, subject to the periodic reporting provisions of the Exchange Act, it shall use its commercially reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act and the rules adopted by the Commission thereunder or, if it is not required to file such reports, upon the request of any Holder, it shall make publicly available other information so long as necessary to permit sales of Registrable Securities in compliance with Rule 144 and (ii) shall take such further action as any Holder may reasonably request to enable the Holders to sell Registrable Securities without registration in compliance with Rule 144. Upon the written request of any Holder in connection with that Holder’s sale pursuant to Rule 144 under the Securities Act, the Corporation shall deliver to such Holder a written statement as to whether it has complied with such requirements. This Section 8(m) shall apply only after an IPO.

9. Future Issuance of Shares; Preemptive Rights.

(a) Offering Notice. Except for Permitted Issuances, if the Corporation or any of its Subsidiaries desires to issue (collectively, the following issuances other than Permitted Issuances, “New Securities”) any Common Stock, Preferred Stock, any other capital stock (or other equity securities), any options, warrants or other rights to acquire capital stock (or other equity securities), or any notes or other debt securities convertible into or exchangeable for capital stock (or other equity securities) of the Corporation or any of its Subsidiaries, to any Person (the “Subject Purchaser”), then the Corporation shall (or shall cause its applicable Subsidiary to) offer such New Securities to each of the Holders that holds, as of such date, at least either (Y) one percent (1%) of the Total Voting Power or (Z) fifty percent (50%) of the Total As-Converted Shares held by such Holder as of April 6, 2021 (each, a “Preemptive Rightholder”) by delivering written notice (the “New Issuance Notice”) to each Preemptive Rightholder, subject to Section 9(c), at least fifteen (15) Business Days prior to the date of issuance of such New Securities, which New Issuance Notice shall state, in reasonable detail, the material terms and conditions of such issuance, including (i) the number and type of New Securities proposed to be issued, (ii) the proposed purchase price per security of the New Securities and (iii) the material terms of such New Securities, including, as may be applicable, their relative designations, preferences, privileges and rights (the “Proposed Price”).

(b) Exercise.

(i) For a period of ten (10) Business Days after the Corporation’s delivery of the New Issuance Notice to a Preemptive Rightholder pursuant to Section 9(a), such Preemptive Rightholder shall have the right, but not the obligation, to purchase up to its Proportionate Percentage of the New Securities. “Proportionate Percentage” means, with respect to a Preemptive Rightholder, the percentage determined by dividing (x) the total number of outstanding shares of Common Stock and shares of Common Stock issuable upon conversion of the Preferred Stock then owned by such Preemptive Rightholder by (y) the total number of outstanding shares of Common Stock and such shares of Common Stock issuable upon conversion of the Preferred Stock owned by all Preemptive Rightholders. For purposes of this Section 9(b)(i), the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall equal (i) the Initial Liquidation Preference, divided by (ii) the Tender Offer Share Price (each as defined in the Certificate of Designations), as adjusted pursuant to Section 9 of the Certificate of Designations.

(ii) The right of each Preemptive Rightholder to purchase its Proportionate Percentage of New Securities shall be exercisable by a Preemptive Rightholder only by delivering an irrevocable written notice of the exercise thereof, prior to the expiration of the ten (10) Business Day period referred to in Section 9(b)(i), to the Corporation or its applicable Subsidiary, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 9(b)(i) and such Preemptive Rightholder’s agreement to acquire all such New Securities set forth in such notice at the Proposed Price and on all of the other terms and conditions set forth in the New Issuance Notice. The failure of a Preemptive Rightholder to deliver an irrevocable written notice to the Corporation or its applicable Subsidiary otherwise in compliance with the immediately preceding sentence within such ten (10) Business Day period shall be deemed to be an irrevocable waiver by such Preemptive Rightholder of its rights to purchase any such New Securities.

(iii) If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it is entitled to purchase pursuant to Section 9(b)(i), then the remaining New Securities shall be reoffered by the Corporation to the Holders who validly elected to purchase their entire Proportionate Percentage upon the terms set forth in this Section 9(b), except that such Preemptive Rightholders must exercise such purchase rights within three (3) Business Days after delivery of a notice of such reoffer by the Corporation. Notwithstanding the foregoing provisions of this Section 9(b) to the contrary, in lieu of issuing to the Preemptive Rightholders one or more additional notices to acquire New Securities, the Board shall have the right to require each Preemptive Rightholder, in its written response to the applicable New Issuance Notice, to indicate the maximum number of New Securities such Preemptive Rightholder would elect to purchase, and, in such event, the Board shall, acting in good faith and in a manner consistent with the foregoing provisions of this Section 9(b) and, after the Board has allocated to each Preemptive Rightholder the New Securities it has validly elected to subscribe for and in an amount not to exceed each such Preemptive Rightholder’s applicable Proportionate Percentage, allocate the remaining New Securities pro rata among the Preemptive Rightholders electing to purchase New Securities based on its Proportionate Percentage (it being understood that each such allocation based on such Proportionate Percentages shall be repeated by the Board until each Preemptive Rightholder has received the maximum amount of New Securities it has elected to subscribe for and the time that there are no New Securities that have not otherwise been so allocated), it being understood that (x) no Preemptive Rightholder shall be obligated to purchase more New Securities than the maximum number indicated in its written response to the applicable New Issuance Notice and (y) the Board’s allocation of New Securities, if made in good faith and in a manner consistent with the foregoing provisions of this Section 9, shall be final and binding on the Corporation and the Holders (including all of the Preemptive Rightholders).

(c) Specified Issuance. Notwithstanding the requirements of Section 9(a) and Section 9(b), the Corporation or its applicable Subsidiary may proceed with an issuance of New Securities that would otherwise be subject to Section 9(a) prior to having complied with the provisions of Section 9(a) (such issuance, a “Specified Issuance”) (but subject to the applicable approvals of the Board and the Holders, if any, required by this Agreement); provided that the Corporation shall (or shall cause its applicable Subsidiary to):

(i) provide to each Preemptive Rightholder as of the date of the Specified Issuance prompt written notice of (and, in any event, within five (5) Business Days of) such Specified Issuance;

(ii) within a reasonable period of time (but in any event not more than fifteen (15) Business Days following such Specified Issuance) offer, in writing, to each Preemptive Rightholder as of the date of the Specified Issuance the option to purchase its Proportionate Percentage of the New Securities issued in the Specified Issuance (together with, if applicable, New Securities not acquired by the other Preemptive Rightholders and otherwise in accordance with Section 9(b)) from the original subscriber(s) in such Specified Issuance, at the same price and on the same terms and conditions with respect to such New Securities as provided to the original subscriber(s) in such Specified Issuance; and

(iii) keep such offer open for a period of no less than ten (10) Business Days, during which period, each Preemptive Rightholder may accept such offer by sending an irrevocable written notice of exercise to the Corporation or its applicable Subsidiary committing to purchase in accordance with the procedures set forth in Section 9(b), an amount of such New Securities (not to exceed the amount specified in the offer made pursuant to Section 9(c)(ii)); provided further that (A) for all purposes under this Agreement, any purchase of New Securities by a Preemptive Rightholder pursuant to this Section 9(c) shall be deemed to have occurred on the date of the consummation of such Specified Issuance and (B) during the period commencing on the consummation of such Specified Issuance and ending on the earlier of (x) the consummation of the purchase of New Securities by all of the Preemptive Rightholders who have elected to exercise their respective preemptive rights pursuant to this Section 9(c) and (y) if none of the Preemptive Rightholders elect to exercise their respective preemptive rights pursuant to this Section 9(c), the expiration of the ten (10) Business Day period specified in the immediately preceding clause (iii), the New Securities issued pursuant to this Section 9(c) shall not be taken into account in calculating the Proportionate Percentage of any Holder for any purposes under this Agreement.

(d) Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under (i) Section 9(b) shall be held at the executive office of the Corporation at 11:00 a.m., local time, on (A) the fifteenth (15th) Business Day after the giving of the New Issuance Notice pursuant to Section 9(a), if the Preemptive Rightholders elect to purchase all of the New Securities under Section 9(b), or (B) the proposed date of the closing of the sale to the Subject Purchaser if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 9(b), (ii) Section 9(c) shall be held at the executive office of the Corporation at 11:00 a.m., local time, on the fifteenth (15th) Business Day after the date of the offer specified under Section 9(c)(ii), or (iii) with respect to each of the immediately preceding clause (i) and clause (ii), at such other time and place as the parties to the transaction may reasonably agree in writing. At such closing, as applicable, the Corporation shall (or shall cause its applicable Subsidiary to) deliver certificates (to the extent that the Corporation or its applicable Subsidiary has certificated shares) representing the New Securities to the participating Preemptive Rightholders, and such New Securities shall be issued free and clear of all Liens (other than those arising hereunder or the governing agreements of the Corporation (or if applicable, such Subsidiary), or pursuant to applicable law and those attributable to actions by the purchasers thereof) and the Corporation shall (or shall cause its applicable Subsidiary to) so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized and validly issued. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment, to the bank account designated by the Corporation, in full in immediately available funds for the New Securities purchased by him, her or it. At such closing, all of the parties to the transaction shall execute such additional documents as the Corporation may reasonably request to effectuate the closing. Notwithstanding the foregoing, if the closing of a sale or issuance of New Securities is not consummated within a six (6)-month period (plus such number of additional days (if any) necessary to allow the expiration or termination of all waiting periods under antitrust laws applicable to such sale) after the date upon which an applicable New Issuance Notice is delivered or if the principal terms of such sale change such that the terms are less favorable in any material respect to the Preemptive Rightholders than those in the New Issuance Notice, then the restrictions provided for herein shall again become effective, and no issuance or sale of New Securities may be made thereafter by the Corporation or its applicable Subsidiary without first offering such New Securities to the Preemptive Rightholders in accordance with this Section 9. Notwithstanding any other provision of this Section 9, there shall be no liability on the part of the Corporation, any of its Subsidiaries or any Holder to any Preemptive Rightholder arising from the failure of the Corporation or its applicable Subsidiary to consummate the sale of New Securities for any reason.

(e) Assignment of Preemptive Rights. The rights contained in this Section 9 may not be Transferred or otherwise conveyed by a Preemptive Rightholder; provided that such rights in this Section 9 may be assigned by a Preemptive Rightholder to one (1) or more of its Affiliates; provided further that such assignment or conveyance is otherwise effected in prior compliance with the terms and conditions of this Agreement applicable to the assignment or Transfer of outstanding shares of capital stock of the Corporation (including those set forth in Section 6 and, if applicable, Section 7).

10. Right of First Offer.

(a) Without limiting any other restrictions on Transfer contained in this Agreement, if any Minority Stockholder (the “ROFO Transferor”) proposes to Transfer all or a portion of its shares of Common Stock or other securities of the Corporation pari passu or junior to the Common Stock (collectively, for purposes of this Section 10, the “Subject Securities”), which may only be for cash consideration, to any Person other than (x) to a Permitted Transferee, (y) pursuant to Section 7, or (z) to the Corporation in connection with the cessation of such Minority Stockholder’s employment or services to the Corporation and its Subsidiaries, such ROFO Transferor shall deliver to Silver Point a written notice (a “ROFO Offer Notice”) of the proposed Transfer no later than ten (10) Business Days prior to the proposed execution date of definitive documentation for the Transfer. The ROFO Offer Notice shall make reference to Silver Point’s rights hereunder and shall describe in reasonable detail: (A) the aggregate number and type of Subject Securities the ROFO Transferor has proposed to Transfer; and (B) the fair market value of the proposed per share purchase price of the Subject Securities in cash (the “ROFO Sale Price”), together with the other material terms and conditions of the proposed Transfer; and (C) a copy of any form of agreement proposed to be executed by the ROFO Transferor in connection therewith to the extent available; provided, that any failure of the ROFO Transferor to deliver a ROFO Offer Notice in compliance with this Section 10(a) shall not relieve the ROFO Transferor, whose ROFO Offer has been accepted in accordance with Section 10(b), of its obligation to consummate a ROFO Sale otherwise in compliance with Section 10(d), as long as such ROFO Offer Notice is in substantial compliance with this Section 10(a). For the avoidance of doubt, the Subject Securities may not be Transferred to any Person that is not a Permitted Transferee for consideration other than cash.

(b) The ROFO Offer Notice shall constitute an irrevocable offer from the ROFO Transferor to Silver Point, during the ROFO Period, to sell the Subject Securities to Silver Point free and clear of all Liens (other than those imposed under applicable securities law or arising hereunder or the governing agreements of the Corporation), at the ROFO Sale Price on the terms set forth in the ROFO Offer Notice (the “ROFO Offer”) subject to the terms and conditions of this Section 10 (including that the offer is conditioned on Silver Points’ delivery of an irrevocable ROFO Purchase Notice to the ROFO Transferor during the applicable ROFO Period).

(c) Silver Point shall have the right, but not the obligation, to accept the applicable ROFO Offer by delivering a written notice to the ROFO Transferor and the Corporation within ten (10) Business Days after receipt of the applicable ROFO Offer Notice by Silver Point (such period, the “ROFO Period”) irrevocably agreeing to purchase all (but not less than all) of the Subject Securities on the same terms and at the same price (which price shall be in cash) as set forth in the ROFO Offer Notice (a “ROFO Purchase Notice”).

(d) The closing of the acquisition of the Subject Securities by Silver Point shall be consummated within thirty (30) days (plus such number of additional days (if any) necessary to allow the expiration or termination of all waiting periods under antitrust laws applicable to such acquisition) following the delivery of the applicable ROFO Purchase Notice (the “ROFO Sale”). At the closing of the ROFO Sale contemplated by the ROFO Purchase Notice, Silver Point shall deliver the purchase price for the Subject Securities set forth in the ROFO Offer in cash in immediately available funds to the ROFO Transferor and the ROFO Transferor shall deliver to Silver Point the share certificates representing the Subject Securities, if applicable, or other instruments or documents representing the Subject Securities so purchased by Silver Point duly endorsed with a signature guarantee for transfer and accompanied by duly executed stock powers or assignment forms, along with any other documents as are required by this Agreement and any other documents as are required to evidence the proper Transfer of such Subject Securities. The ROFO Transferor shall represent and warrant (and, for the avoidance of doubt, shall not be required to provide any other representation or warranty) (the “Holder Reps”) that (i) it is the sole record and beneficial owner of such Subject Securities, (ii) such ROFO Transferor holds such Subject Securities free and clear of all Liens (other than those imposed under applicable securities law or arising hereunder or the governing agreements of the Corporation (or if applicable, such Subsidiary)), (iii) the delivery of such Subject Securities contemplated pursuant to this Section 10 has been duly authorized by all corporate action on behalf of the ROFO Transferor and does not conflict with the ROFO Transferors’ organizational documents or any agreement to which it is bound (except as is not, and would not reasonably be expected to be, material to the consummation of such Transfer), and (iv) other than as contemplated by this Agreement, such ROFO Transferor has not then granted and is not then a party to any proxy, voting trust or other agreement that is inconsistent with, conflicts with, or violates the terms of this Section 10.

(e) In the event that (i) Silver Point does not deliver a ROFO Purchase Notice to the ROFO Transferor and the Corporation in respect of any Subject Securities during a ROFO Period in compliance with Section 10 or (ii) Silver Point delivers a notice declining to purchase any Subject Securities (in either case, the expiration of the ROFO Period or the date of delivery of such notice, the “Third Party Transfer Commencement Date”) then, in either case, such ROFO Transferor shall be permitted to Transfer to one or more third party Transferees any or all of the Subject Securities at a price per share payable in cash that is no less than the per share price set forth in the ROFO Offer Notice and on other terms and conditions which are not otherwise materially more favorable to the third party Transferee, in the aggregate, than those set forth in the applicable ROFO Offer Notice (the “First Offer Transfer”). If the ROFO Transferor does not consummate the First Offer Transfer within ten (10) Business Days following the Third Party Transfer Commencement Date (it being understood and agreed that the Third Party Transfer Commencement Date shall toll (x) unless and until the Corporation has delivered to the ROFO Transferor and any such potential third party Transferee all documentation required to be delivered to consummate any such First Offer Transfer in accordance with this Agreement and (y) for such number of additional days (if any) necessary to allow the expiration or termination of all waiting periods under antitrust laws applicable to such First Offer Transfer), then the ROFO Transferor shall be required to separately and again comply with the terms and provisions of this Section 10 in order to consummate a Transfer.

(f) In the event that Silver Point delivers a ROFO Purchase Notice to a ROFO Transferor but fails to consummate the purchase of any Subject Securities in accordance with this Section 10 due to a material breach by Silver Point of its obligations in this Section 10, then Silver Points’ right of first offer set forth in this Section 10 with respect to any potential Transfer by such ROFO Transferor but, for the avoidance of doubt, not any other ROFO Transferor, shall thereafter terminate and cease to be of any further force or effect.

(g) For the avoidance of doubt, the provisions of this Section 10 do not apply to the Preferred Stock, which is instead governed by Section 12.3 of the Certificate of Designations.

11. Partial Sale Event. If the Corporation proposes to consummate a Partial Sale Event, the Corporation shall give prompt written notice to all holders of the Preferred Stock that, to its knowledge, hold Preferred Stock of the Corporation’s intention to consummate the Partial Sale Event which notice will also specify the consideration proposed to be paid in such Partial Sale Event. For the avoidance of doubt, the holders of Common Stock Issuable Upon Mandatory Conversion in a Partial Sale Event shall have the right to participate in such Partial Sale Event pro rata with the Shares outstanding before the Corporation’s issuance Common Stock Issuable Upon Mandatory Conversion in a Partial Sale Event.

12. Miscellaneous.

(a) Termination. This Agreement (other than Section 5, Section 7(a) and Section 7(b) (to the extent any terms or conditions therein would purport to apply to any period following the consummation of a Transfer), Section 8 and this Section 12 and the related defined terms used in such Sections) shall terminate automatically and cease to be of any further force and effect immediately prior to the effectiveness of (i) an IPO or (ii) consummation of a Company Sale; provided that no such termination shall relieve a Party of any liability for any breach of this Agreement by such Party prior to such date and time of termination. A Holder shall remain a party to this Agreement and be entitled to the benefits and subject to the obligations hereunder only so long as such Person is a holder of record of Common Stock and/or Preferred Stock.

(b) Remedies. In the event of a breach or threatened breach by the Corporation or a Holder of any of its obligations under this Agreement, the Corporation or any other Holder, as the case may be, in addition to being entitled to exercise all rights granted by applicable law and under this Agreement, including recovery of damages, will be entitled to specific performance (including injunction or injunctions to prevent breaches) of the terms of this Agreement. Each Party agrees that (i) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, (ii) monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement, and (iii) in the event of any action for specific performance (or other equitable remedies) in respect of such breach or threatened breach, it shall waive the defense that a remedy at law would be adequate and shall waive any requirement for the posting of a bond or other security as a prerequisite to obtaining specific performance or any other equitable relief. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

(c) Amendment; Modification; Waivers.

(i) This Agreement may be amended or modified if, and only if, such amendment or modification is in writing and signed by Holders representing, in aggregate, a majority of the Total Voting Power, as of such date; provided that notwithstanding the foregoing, no amendment or modification of this Agreement that (A) adversely affects a Holder (solely in its capacity as a Holder) in a manner disproportionate to its effect on the other Holders holding the same class(es) of capital stock of the Corporation (solely in their respective capacity as a Holder of the same class(es) of capital stock of the Corporation) shall be effective without such disproportionately affected Holder’s prior written consent, (B) adversely affects the Minority Stockholders shall be effective without the prior written consent of the Minority Stockholders representing, in aggregate, no less than sixty-six and two-thirds percent (66.67%) of the Total As-Converted Shares held by such Minority Stockholders as of such date; provided further that, notwithstanding the foregoing in this clause (B), any amendment or modification of this Agreement to reflect the authorization, designation, creation or issuance of any New Securities otherwise issued in accordance with Section 9 shall not require prior written consent of the Minority Stockholders representing in aggregate, no less than sixty-six and two-thirds percent (66.67%) of the Total As-Converted Shares held by such Minority Stockholders as of such date, unless such amendment or modification adversely affects such Minority Stockholders in a manner disproportionate to its effect on the other Holders holding the same class(es) of capital stock of the Corporation (solely in their respective capacity as a Holder of the same class(es) of capital Stock of the Corporation), or (C) so long as Arbour Lane holds no less than two percent (2%) of the Total As-Converted Shares and solely as it relates to the rights set forth in Sections 2(e), 4, 5, 7(c), 9 or this Section 12(c)(i)(A), (C) and the percentages set forth in Section 8 (including, for the avoidance of doubt, any applicable defined term contained in such Sections), adversely affects Arbour Lane (to the extent that Arbour Lane entitled to rights under such Section prior to such amendment) shall be effective without the consent of Arbour Lane; provided further that, notwithstanding the foregoing in this clause (C), any amendment or modification of this Agreement to reflect the authorization, designation, creation or issuance of any New Securities otherwise issued in accordance with Section 9 shall not require prior written consent of the Arbour Lane, unless such amendment or modification adversely affects Arbour Lane in a manner disproportionate to its effect on the other Holders holding the same class(es) of capital stock of the Corporation (solely in their respective capacity as a Holder of the same class(es) of capital Stock of the Corporation), or (D) adversely affects the holders of Preferred Stock shall be effective without the prior written consent of the holders of Preferred Stock representing, in the aggregate, a majority of the outstanding shares of Preferred Stock as of such date; provided further that, notwithstanding the foregoing clause (D), any amendment or modification of this Agreement to reflect the authorization, designation, creation or issuance of any New Securities otherwise issued in accordance with Section 9 shall not require the prior written consent of the holders of Preferred Stock representing in the aggregate, a majority of the outstanding shares of Preferred Stock as of such date, unless such amendment or modification adversely affects such holders of Preferred Stock in a manner disproportionate to its effect on the holders of other classes of capital stock. The rights contemplated by the preceding clause (C) are not assignable. Any amendment or modification of any provision of this Agreement must specifically reference this Section 12(c)(i) and the provision(s) of this Agreement to be so amended or modified.

(ii) Notwithstanding anything contained in Section 12(c)(i) to the contrary, the following amendments or modifications of this Agreement may be made by the Corporation (with the approval of the Board) from time to time, without the consent of any Holder or any other Person, by delivery of a written notice of such amendment or modification to the Holders: (A) to correct any typographical or similar ministerial errors in this Agreement or any schedule or exhibit hereto or to cure any ambiguity; (B) to delete or add any provisions of this Agreement required to be so deleted or added to comply with applicable law; (C) to reflect the authorization, creation or issuance (including, for the avoidance of doubt, the designations, preferences, privileges and rights) of any additional shares of capital stock of the Corporation (or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Corporation) otherwise consummated in accordance with this Agreement, the Certificate of Incorporation and the By-Laws; and (D) in connection with any Transfer otherwise consummated in accordance with this Agreement, to reflect the addition or removal of any Person as a Holder; provided that no such amendment, modification or waiver may be made pursuant to the foregoing clauses (A)-(D) which would otherwise require the consent of any Holder pursuant to the provisos set forth in the first sentence of Section 12(c)(i) and the proviso set forth in Section 12(c)(iii).

(iii) Any provision of this Agreement may be waived only by the Party entitled to the benefit of such provision, in a writing duly executed by such Party and making specific reference to this Section 12(c)(iii) and the provision(s) of this Agreement to be so waived. Notwithstanding the foregoing sentence to the contrary, the Corporation may only waive a provision of this Agreement following approval by the Board; provided that notwithstanding the foregoing, no waiver of this Agreement that that (A) adversely affects a Holder (solely in its capacity as a Holder) in a manner disproportionate to its effect on the other Holders holding the same class(es) of capital stock of the Corporation (solely in their respective capacity as a Holder of the same class(es) of capital stock of the Corporation) shall be effective without such disproportionately affected Holder’s prior written consent, (B) adversely affects the Minority Stockholders shall be effective without the prior written consent of the Minority Stockholders representing, in aggregate, no less than sixty-six and two-thirds percent (66.67%) of the Total Voting Power held by such Minority Stockholders as of such date, or (C) adversely affects the holders of Preferred Stock shall be effective without the prior written consent of the holders of Preferred Stock representing, in the aggregate, a majority of the outstanding shares of Preferred Stock as of such date.

(iv) Except as required by applicable law, no amendment, modification or waiver of any provision of or under this Agreement shall require the consent of any Person not a party to this Agreement.

(d) Schedule of Competitors and List of Disqualified Lenders. (i) The Corporation shall maintain a schedule of all Competitors (the “Competitor Schedule”) set forth on Schedule II hereto, as the same may be amended, modified or supplemented by the Corporation on an annual basis commencing on the 1st anniversary of the date of this Agreement. The Corporation shall, upon the written request of any Holder, furnish such Holder with the Competitor Schedule, any cost of which shall be borne solely by the Corporation. (ii) The Corporation shall maintain a list of all Disqualified Lenders as the same may be amended, modified or supplemented by the Corporation pursuant to the terms of the Senior Term Loan Agreement (even following the termination of the Senior Term Loan Agreement, at which time the Corporation shall maintain a list of all Disqualified Lenders as if such Senior Term Loan Agreement remains in full force and effect). The Corporation shall, upon the written request of any Holder, furnish such Holder with the list of Disqualified Lenders, any cost of which shall be borne solely by the Corporation.

(e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Person for whom it is intended, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally recognized, overnight, air courier or (iv) when delivered or, if sent after the Close of Business or if sent by email (with confirmation of delivery, which may be electronic), on the following Business Day, in each case, to the address set forth on such Person’s signature page hereto or to such other address as may be designated in writing, in the same manner, by such Person and otherwise then set forth on the Corporation’s books and records.

(f) Governing Law; Forum. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws. Each of the Corporation and each Holder agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement, exclusively in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the state and federal courts in the State of Delaware) (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement, each of the Corporation and each Holder hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Corporation or the Holder, (iv) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with Section 12(e), although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by applicable law and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (x) nothing in this Section 12(f) shall prohibit any party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (y) each of the Corporation and each Holder agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, legal representatives, permitted assigns and Approved Transferees. Prior to the termination of this Agreement in accordance with Section 12(a), the Corporation shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume the obligations of the Corporation under this Agreement or offer to enter into a new agreement with each of the Parties who directly hold shares of capital stock (or equivalent securities) in such successor or assign on terms substantially the same as those set forth in this Agreement (and as may be set forth in the Certificate of Incorporation and By-Laws) as a condition of any such transaction.

(h) Waiver of Trial by Jury. EACH OF THE CORPORATION AND EACH HOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE CORPORATION AND EACH HOLDER CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(i) Severability. The provisions of this Agreement shall be deemed severable. The illegality, invalidity or unenforceability of any provision hereof shall not affect the legality, validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be legal, valid and enforceable under applicable law, but if any provision of this Agreement, or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, (i) a court of competent jurisdiction shall be entitled to substitute therefor a suitable and equitable provision to carry out, so far as may be legal, valid and enforceable and to the greatest extent possible, the intent and purpose of such illegal, invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons (including the Corporation and the Holders) or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, however, that if any one or more of the provisions contained in this Agreement shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be legal, valid and enforceable under applicable law.

(j) Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a day other than a Business Day, then the last day of such period shall be deemed tolled until, and such action may be taken or such right may be exercised on, the next succeeding Business Day.

(k) Entire Agreement. This Agreement, together with the Certificate of Incorporation and By-Laws, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

(l) Execution of Agreement; Counterparts. This Agreement may be executed and delivered (by facsimile, by electronic mail in portable document format (.pdf) or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

(m) Determination of Ownership. In determining ownership of capital stock of the Corporation hereunder for any purpose, the Corporation may rely solely on the records of the transfer agent for the capital stock of the Corporation from time to time, or, if no such transfer agent exists, the Corporation’s stock ledger.

(n) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Holders may be partnerships, limited liability companies or trusts, the Corporation and each Holder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Holder’s Affiliates, and its and their respective former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, members, financing sources, managers, general or limited partners, trustees or assignees (collectively, the “Non-Recourse Parties”), in each case other than (x) the Corporation, the Holders or any of their permitted assigns under this Agreement or (y) in respect of any other document or instrument, solely to the extent such Non-Recourse Party is a party to such document or instrument and, in such case, solely to the extent contemplated by such document or instrument, in each case, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Corporation or the Holders under this Agreement or any documents or instruments delivered in connection herewith (except, with respect to any other such document or instrument, to the extent contemplated by the immediately preceding clause (y)) for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, and for the avoidance of doubt, nothing in this Section 12(n) shall relieve or otherwise limit the liability of the Corporation or any Holder, as such, for any breach or violation of its obligations under this Agreement or such documents or instruments.

(o) Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person (other than Section 12(n), of which each Non-Recourse Party is a third party beneficiary and Section 12(w), of which each D&O Indemnified Person is a third party beneficiary) other than the Corporation and the Holders and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever.

(p) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of capital stock of the Corporation, including the Preferred Stock, and any other securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Corporation (in each case, as the same may be authorized or issued from time to time), (ii) any and all securities into which shares of capital stock of the Corporation are converted, exchanged or substituted in any recapitalization or other capital reorganization or similar transaction by the Corporation and (iii) any and all equity securities of the Corporation or any successor or assign of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of capital stock of the Corporation and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof; provided that the provisions of this Agreement shall not apply to the Warrants (as defined in the Warrant Agreement), but, for the avoidance of doubt, shall apply to any Common Stock purchased upon the exercise of such Warrants.

(q) Fees and Expenses. Except as otherwise expressly provided herein, all fees and expenses incurred by a Party in connection with or related to this Agreement and the transactions contemplated hereby shall be the responsibility of the Party incurring such fees or expenses.

(r) Headings; Section References. All heading references contained in this Agreement are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Agreement.

(s) No Other Relationships. Nothing contained herein or in any other document or instrument delivered pursuant hereto or thereto shall be construed to create any agency relationship among the Holders. No Holder shall owe any fiduciary duties to the Corporation or to any other Holder by virtue of this Agreement. To the extent that at law or in equity, a Holder has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or any other Holder, a Holder acting under this Agreement shall not be liable to the Corporation or to any Holder for its good faith reliance on the provisions of this Agreement (including this Section 12(s)). The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Holder otherwise existing at law or in equity, are agreed by the Parties to replace such other duties and liabilities of such Holder.

(t) Waiver of Certain Damages. To the extent permitted by applicable law, each Party agrees not to assert, and hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

(u) Use of Holder’s Name. None of the Corporation, its Subsidiaries and their respective Representatives shall issue any press releases or other public disclosure using the name of any Holder or any of its Affiliates without such Holder’s prior written consent; provided, however, that the exceptions set forth in Section 5(b) shall apply mutatis mutandis to the Corporation, its Subsidiaries and their respective Representatives with respect to the disclosure of the name of a Holder or any of its Affiliates (in any press release, other public disclosure or otherwise) as if the name of such Holder or any of its Affiliates were “Confidential Information” (as defined herein).

(v) Insurance. The Corporation shall thereafter use commercially reasonable efforts to cause directors and officers liability insurance in an amount and on terms and conditions reasonably satisfactory to the Board to be maintained until such time as the Board reasonably determines that such insurance should be discontinued.

(w) Indemnification of D&O Indemnified Persons. At all times following the Effective Date, the Corporation and the Holders shall use their respective commercially reasonable efforts to ensure that either the Certificate of Incorporation or the By-Laws provides for customary indemnification and exculpation of each director of the Corporation, executive officer of the Corporation (collectively, the “D&O Indemnified Persons”). As soon as reasonably practicable following the Effective Date, the Corporation shall provide each D&O Indemnified Person who is a Director, and each other executive officer of the Corporation who the Board determines should be so eligible, the opportunity to enter into an indemnification agreement with the Corporation on such terms and conditions as the Board may deem customary and appropriate, and shall thereafter use commercially reasonable efforts to provide all future Directors, and each other executive officer of the Corporation who the Board determines should be so eligible, upon such D&O Indemnified Person’s request, the opportunity to enter into such an indemnification agreement.

(x) Governing Documents. In the event of any conflict or inconsistency between, on the one hand, the terms and conditions of this Agreement and, on the other hand, those set forth in the Certificate of Incorporation or By-Laws, the terms and conditions of this Agreement shall govern and control (i) with respect to the Certificate of Incorporation, to the maximum extent permitted by applicable law, and (ii) with respect to the By-Laws, to the extent that the By-Laws or such other governing documents, as applicable, may be amended to conform with such requirements; provided that in the event of any such conflict, each Holder shall vote (or cause to be voted or provide consent with respect to) all of such Holder’s Common Stock and any other voting securities of the Corporation over which such Holder has voting control (including Preferred Stock) and shall take all other necessary or desirable actions within such Holder’s control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings or executing consents in lieu of any meeting) to cause the Certificate of Incorporation and the By-Laws to be amended, as applicable, to conform and not be inconsistent with the terms and conditions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

CORPORATION:

TAILORED BRANDS, INC.

By:	/s/ Yen Chu
	Name:	Yen Chu
	Title:	EVP, Chief Legal Officer and Corporate Secretary

Address:

Tailored Brands, Inc.
1400 Broadway, 33rd Floor
New York, NY 10018
Attn: Yen D. Chu, Executive Vice President, Chief
Legal Officer and Corporate Secretary
E-mail: [***]

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Roxane Reardon
E-mail: [***]

[Signature Page to Stockholders Agreement]

HOLDERS:

SPCP GROUP, LLC

By:	/s/ Jesse Dorigo
	Name:	Jesse Dorigo
	Title:	Authorized Signatory

SPCP ACCESS HOLDINGS, LLC

By:	/s/ Jesse Dorigo
	Name:	Jesse Dorigo
	Title:	Authorized Signatory

SPCP INSTITUTIONAL GROUP, LLC

By:	/s/ Jesse Dorigo
	Name:	Jesse Dorigo
	Title:	Authorized Signatory

Silver Point Capital Fund, L.P.
By: Silver Point Capital, L.P. its Investment Manager

By:	/s/ Jesse Dorigo
	Name:	Jesse Dorigo
	Title:	Authorized Signatory

Silver Point Distressed Opportunities Fund, L.P.
By: Silver Point Distressed Opportunities Management, LLC as its Investment Manager

By:	/s/ Jesse Dorigo
	Name:	Jesse Dorigo
	Title:	Authorized Signatory

[Signature Page to Stockholders Agreement]

Silver Point Distressed Opportunity Institutional Partners, L.P.

By: Silver Point Distressed Opportunities Management, LLC as its Investment Manager

By:	/s/ Jesse Dorigo
	Name:	Jesse Dorigo
	Title:	Authorized Signatory

Silver Point Capital, L.P.
2 Greenwich Plaza, 1st Floor
Greenwich, CT 06830
Attention: creditadmin
Email: [***]

With a copy (which shall not constitute notice) to:

Milbank LLP
55 Hudson Yards
New York, NY US 10001-2163
Attention: Scott Golenbock
E-mail: [***]

EXHIBIT A

Form of Joinder

The undersigned hereby agrees, effective as of the date set forth below, to become a party to that certain Second Amended and Restated Stockholders Agreement (as amended, restated and modified from time to time, the “Agreement”), dated as of March 29, 2024, by and among Tailored Brands, Inc., a Delaware corporation (the “Corporation”), and the stockholders of the Corporation. The undersigned hereby pursuant to this joinder (this “Joinder”) agrees to be bound by all of the terms of the Agreement and shall hereafter be deemed to be, for all purposes of the Agreement, a party to the Agreement and a “Holder” (as defined in the Agreement). This Joinder and all disputes or controversies arising out of or relating to this Joinder shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

[________]

By:
Name:
Title:

Date:

Address:

Attention:
Email:

with a copy (which shall not constitute notice) to:

[________]

Attention:
Email:

Schedule I

Capitalization as of the Effective Date

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Schedule II

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